As filed with the Securities and Exchange Commission on January 14, 2011
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CARRIAGE SERVICES, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	76-0423828
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)
3040 Post Oak Blvd., Suite 300
Houston, Texas 77056
(713) 332-8400
(Address, Including Zip Code, and Telephone Number,
Including Area Code, of Registrant’s Principal Executive Offices)

Copies to:
Terry E. Sanford Executive Vice President and Chief Financial Officer 3040 Post Oak Blvd., Suite 300 Houston, Texas 77056 (713) 332-8400	Bryce D. Linsenmayer Haynes and Boone, LLP 1221 McKinney Street, Suite 2100 Houston, TX 77010-2007 (713) 547-2007 (713) 236-5540 (facsimile)
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

	Jurisdiction of	I.R.S. Employer
Exact Name of Additional Registrants	Incorporation/Organization	Identification Number
Carriage Funeral Holdings, Inc.	Delaware	76-0339922
CFS Funeral Services, Inc.	Delaware	76-0386580
Carriage Holding Company, Inc.	Delaware	76-0393194
Carriage Funeral Services of Michigan, Inc.	Michigan	38-3149715
Carriage Funeral Services of Kentucky, Inc.	Kentucky	61-1015339
Carriage Funeral Services of California, Inc.	California	76-0517196
Carriage Cemetery Services of Idaho, Inc.	Idaho	82-0210596
Wilson & Kratzer Mortuaries	California	94-2677490
Rolling Hills Memorial Park	California	94-1495168
Carriage Services of Connecticut, Inc.	Connecticut	06-1491781
CSI Funeral Services of Massachusetts, Inc.	Massachusetts	04-3406556
CHC Insurance Agency of Ohio, Inc.	Ohio	76-0584854
Barnett Demrow & Ernst, Inc.	Kentucky	61-0680428
Carriage Services of New Mexico, Inc.	New Mexico	76-0585891
Forastiere Family Funeral Services, Inc.	Massachusetts	76-0615410
Carriage Cemetery Services, Inc.	Texas	76-0592642
Carriage Services of Oklahoma, L.L.C.	Oklahoma	76-0590850
Carriage Services of Nevada, Inc.	Nevada	76-0595471
Hubbard Funeral Home, Inc.	Maryland	53-0226299
Carriage Team California (Cemetery), LLC	Delaware	76-0627583
Carriage Team California (Funeral), LLC	Delaware	76-0627584
Carriage Team Florida (Cemetery), LLC	Delaware	76-0627585
Carriage Team Florida (Funeral), LLC	Delaware	76-0627586
Carriage Services of Ohio, LLC	Delaware	76-0627588
Carriage Team Kansas, LLC	Delaware	76-0627587
Carriage Municipal Cemetery Services of Nevada, Inc.	Nevada	76-0635742
Carriage Cemetery Services of California, Inc.	California	76-0634987
Carriage Insurance Agency of Massachusetts, Inc.	Massachusetts	76-0644470
Carriage Internet Strategies, Inc.	Delaware	76-0642158
Carriage Investments, Inc.	Delaware	76-0651825
Carriage Management, L.P.	Texas	76-0651824
Cochrane’s Chapel of the Roses, Inc.	California	68-0458642
Horizon Cremation Society, Inc.	California	76-0653256
Carriage Life Events, Inc.	Delaware	76-0667598
Carriage Merger I, Inc.	Delaware	76-0695818
Carriage Merger II, Inc.	Delaware	76-0695815
Carriage Florida Holdings, Inc.	Delaware	76-0695816
Cloverdale Park, Inc.	Idaho	82-0251267
Cataudella Funeral Home, Inc.	Massachusetts	04-2588311
Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.
If the only securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer ☐	Accelerated filer ☑	Non accelerated filer ☐	Smaller reporting company ☐
(do not check if a smaller reporting company)
Calculation of Registration Fee

Proposed Maximum
Title of Each Class of	Aggregate Offering Price	Amount of
Securities to be Registered	(1)(2)	Registration Fee
Senior Debt Securities and Subordinated Debt Securities	—	—
Common Stock, par value $.01 per share	—	—
Preferred Stock, par value $.01 per share	—	—
Warrants	—	—
Guarantees of Debt Securities (3)	—	—
Total	$230,000,000	$26,703

(1)	Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(o) under the Securities Act and exclusive of accrued interest, distributions and dividends, if any. In no event will the aggregate initial offering price of all securities issued from time to time pursuant to this Registration Statement exceed $230,000,000 or the equivalent thereof in foreign currencies, foreign currency units or composite currencies. If any debt securities are issued at an original issue discount, then the offering price shall be in such greater principal amount as shall result in an aggregate initial offering price of up to $230,000,000, less the dollar amount of any securities previously issued hereunder. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.

(2)	There is being registered hereunder such indeterminate number or amount of senior and subordinated debt securities, common stock, preferred stock, warrants and guarantees of debt securities as may from time to time be issued at indeterminate prices and as may be issuable upon conversion, redemption, exchange, exercise or settlement of any securities registered hereunder, including under any applicable antidilution provisions.

(3)	The additional registrants may fully and unconditionally guarantee any series of debt securities of Carriage Services, Inc. Pursuant to Rule 457(n), no separate fee is payable with respect to the guarantees of the debt securities being registered.
The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Prospectus
SUBJECT TO COMPLETION, DATED JANUARY 14, 2011

CARRIAGE SERVICES, INC.

$230,000,000

Debt Securities

Preferred Stock

Common Stock

Warrants

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a supplement to this prospectus that contains specific information about the offering. The supplement may also add, update or change information contained in this prospectus. You should carefully read this prospectus, all prospectus supplements and all other documents incorporated by reference in this prospectus before you invest in our securities. Our common stock is quoted on the New York Stock Exchange under the symbol “CSV.”

THIS PROSPECTUS MAY NOT BE USED TO SELL SECURITIES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISKS. RISKS ASSOCIATED WITH AN INVESTMENT IN OUR SECURITIES WILL BE DESCRIBED IN THE APPLICABLE PROSPECTUS SUPPLEMENT AND OUR PERIODIC AND OTHER REPORTS WE FILE WITH THE SECURITIES AND EXCHANGE COMMISSION, AS DESCRIBED IN “RISK FACTORS” ON PAGE 3. YOU SHOULD CAREFULLY CONSIDER THOSE RISK FACTORS BEFORE INVESTING.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is          , 2011.

ABOUT THIS PROSPECTUS

This prospectus is part of a “shelf” registration statement that we filed with the Securities and Exchange Commission, or SEC. Under this registration statement, we may sell any combination of the securities described in this prospectus from time to time in one or more offerings with an aggregate offering price of up to $230,000,000. This prospectus provides you with a general description of the securities we may offer. As permitted by the rules of the SEC, this prospectus does not contain all the information set forth in the registration statement. Each time we sell securities, we will provide a supplement to this prospectus that will contain specific information about the terms of that offering. That prospectus supplement may also add, update or change information contained in this prospectus. Before purchasing any securities, you should carefully read both this prospectus and any applicable prospectus supplement, together with the additional information described in this prospectus under the headings “Where You Can Find More Information” and “Incorporation by Reference.”

You should rely only on the information contained in this prospectus and in any applicable prospectus supplement, including any information incorporated by reference. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should not assume that the information appearing in this prospectus, any prospectus supplement or any document incorporated by reference is accurate at any date other than as of the date of each such document. Our business, financial condition, results of operations and prospects may have changed since the date indicated on the cover page of such documents.

The distribution of this prospectus may be restricted by law in certain jurisdictions. You should inform yourself about and observe these restrictions. This prospectus does not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which the offer or solicitation is not authorized, or in which the person making the offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make the offer or solicitation.

When used in this prospectus or in any supplement to this prospectus, the terms “Carriage,” the “Company,” “we,” “our” and “us” refer to Carriage Services, Inc. and its subsidiaries, unless otherwise indicated or the context otherwise requires.

CARRIAGE SERVICES, INC.

We are a leading provider of death care services and merchandise in the United States. We operate two types of businesses: funeral homes, which currently account for approximately 75% of our total revenue, and cemeteries, which currently account for approximately 25% of our total revenue. As of December 31, 2009, we operated 138 funeral homes in 25 states and 32 cemeteries in 11 states. We primarily serve suburban and rural markets, where we primarily compete with non-public, independent operators, and believe we are a market leader (first or second) in most of our markets. We provide funeral and cemetery services and products on both an “at-need” (time of death) and “preneed” (planned prior to death) basis.

Our operations are reported in two business segments:

Funeral Home Operations.  Funeral homes are principally service businesses that provide burial and cremation services and sell related merchandise, such as caskets and urns. Given the high fixed cost structure associated with funeral home operations, we believe the following are key factors affecting our profitability:

•	demographic trends in terms of population growth and average age, which impact death rates and number of deaths;

•	establishing and maintaining leading market share positions supported by strong local heritage and relationships;

•	effectively responding to increasing cremation trends by packaging complimentary service and merchandise;

•	controlling salary and merchandise costs; and

•	exercising pricing leverage related to our at-need business to increase average revenues per contract.

Cemetery Operations.  Cemeteries are primarily a sales business providing interment rights (grave sites and mausoleums) and related merchandise, such as markers and memorials. Our cemetery operating results are impacted by the size and success of our sales organization, as evidenced by the statistic that approximately 57% of our cemetery revenues during the year ended December 31, 2009 was generated from preneed sales of interment rights and related merchandise and services. Cemetery revenues generated from at-need service and merchandise sales generally are subject to many of the same key profitability factors as our funeral home business. Approximately 9% of our cemetery revenues during the year ended December 31, 2009 was attributable to investment earnings on trust funds and finance charges on installment contracts. Changes in the capital markets and interest rates affect this component of our cemetery revenues.

Our business strategy is based on strong, local leadership and entrepreneurial principles that we believe drive market share, revenue growth, and profitability in our local markets. To date, our Standards Operating Model has driven significant changes in our organization, leadership and operating practices. We use the Standards Operating Model to measure the sustainable revenue growth and earning power of our portfolio of deathcare businesses. The standards based model emphasizes growing market share and improving long-term profitability by employing leadership and entrepreneurial principles that fit the nature of our local, personal service, high value business. This model also requires our local and corporate leaders to change our focus from short-term profitability to the drivers of success that create long-term profitability and value for our stockholders. Our operating model emphasizes:

•	decentralized management of our local businesses;

•	financial and operational standards based upon key drivers of success of our best businesses;

•	variable compensation that rewards our managers as if they were owners;

•	finding, developing and retaining the best people in our industry; and

•	information technology designed to support local businesses and corporate management decisions, measure performance of our businesses against our financial and operational standards, and ensure adherence to established internal control procedures.

Our business objectives include:

•	growing market share, creating new heritage, producing consistent, modest revenue growth and increasing sustainable earnings and cash flow;

•	continuing to improve our operating and financial performance by executing our Standards Operating Model;

•	upgrading the leadership in our businesses, as necessary; and

•	executing our Strategic Acquisition Model, a disciplined program that will guide our acquisition strategies, to expand the sustainable earning power profile of our portfolio.

Additional information concerning our business and operations is incorporated by reference herein from our other filings made with the Securities and Exchange Commission and may be included in applicable prospectus supplements and any pricing supplements.

Our corporate offices are located at 3040 Post Oak Blvd., Suite 300, Houston, Texas 77056, and our telephone number is (713) 332-8400.

RISK FACTORS

Investment in our securities subjects a shareholder to uncertainties and risks. Investors should carefully consider and evaluate all of the information included or incorporated by reference in this prospectus, including the risk factors described in our most recent annual report on Form 10-K, financial statements and related notes updated by our quarterly reports on Form 10-Q, as well as other SEC filings filed after such annual report. Our business, financial condition, liquidity or results of operations have the potential to be materially adversely affected if any of the risks were to actually occur.

FORWARD LOOKING STATEMENTS

Certain maters discussed in this prospectus, except for historical information contained here but including the information we incorporate by reference, are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). When used in this prospectus, words such as “anticipates,” “believes,” “expects,” “estimates,” “intends,” “plans,” “projects,” and similar expressions, as they relate to our Company or management, identify forward-looking statement. These statements include any projections of earnings, revenues, asset sales, cash flow, debt levels or other financial items; any statements of the plans, strategies and objectives of management for future operation; any statements regarding future economic conditions or performance; any statements of belief; and any statements of assumptions underlying any of the foregoing. These statements are based on certain assumptions made by us based on management’s experience and perception of historical trends, industry conditions, market position, future operations, profitability, liquidity, capital resources and other factors believed to be appropriate. Management’s expectations and assumptions regarding our operations and other anticipated future developments are subject to risks, uncertainties and other factors that could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements. Although we believe that the expectations reflected in such statements are reasonable, there is no assurance that such expectations will be correct. All of our forward-looking statements, whether written or oral, are expressly qualified by these cautionary statements and any other cautionary statements that may accompany such forward-looking statements. In addition, we disclaim any obligation to update any forward-looking statements to reflect events or circumstances after the date of this prospectus.

USE OF PROCEEDS

Unless we inform you otherwise in the prospectus supplement or any pricing supplement, we expect to use the net proceeds generated from the sale of securities offered by this prospectus for general corporate purposes. General corporate purposes include the repayment or refinancing of debt, acquisitions and other capital requirements.

RATIO OF EARNINGS TO FIXED CHARGES

The following table presents our historical ratio of earnings to fixed charges for the periods shown:

	Nine Months
	Ended
	September 30,	Year Ended December 31,
	2010	2009	2008	2007	2006	2005

Ratio of earnings to fixed charges	1.67	1.60	1.18	1.62	1.29	*

For purposes of computing the ratio of earnings to fixed charges: (i) earnings consist of income before provision for income taxes plus fixed charges (excluding capitalized interest) and (ii) “fixed charges” consist of interest expensed and capitalized, amortization of debt discount and expense relating to indebtedness and the portion of rental expense representative of the interest factor attributable to leases for rental property. There were no dividends paid or accrued on our common stock during the periods presented above. In 2005, fixed charges exceeded earnings by $1,965,000.

DESCRIPTION OF DEBT SECURITIES

The debt securities of Carriage covered by this prospectus will be our general unsecured obligations. We will issue senior debt securities on a senior unsecured basis under one or more separate indentures between us, one or more of our subsidiaries, if any, that may be guarantors (the “Subsidiary Guarantors”) and a trustee that we will name in the prospectus supplement. We refer to any such indenture as a senior indenture. We will issue subordinated debt securities under one or more separate indentures between us, the Subsidiary Guarantors, if any, and a trustee that we will name in the prospectus supplement. We refer to any such indenture as a subordinated indenture. We refer to the senior indentures and the subordinated indentures collectively as the indentures. The indentures will be substantially identical, except for provisions relating to subordination. The senior debt securities will constitute senior debt and will rank equally with all of our unsecured and unsubordinated debt. The subordinated debt securities will be subordinated to, and thus have a junior position to, the senior debt of Carriage (as defined with respect to the series of subordinated debt securities) and may rank equally with or senior or junior to our other subordinated debt that may be outstanding from time to time.

We have summarized material provisions of the indentures, the debt securities and the guarantees below. This summary is not complete. We have incorporated by reference the form of senior indenture and the form of subordinated indenture with the SEC as exhibits to the registration statement, and you should read the indentures for provisions that may be important to you. Please read “Where You Can Find More Information.”

In this summary description of the debt securities, unless we state otherwise or the context clearly indicates otherwise, all references to Carriage mean Carriage Services, Inc. only and do not include its subsidiaries.

Provisions Applicable to Each Indenture

The indentures do not limit the amount of debt securities that may be issued under that indenture, and do not limit the amount of other unsecured debt or securities that Carriage may issue. Carriage may issue debt securities under the indentures from time to time in one or more series, each in an amount authorized prior to issuance. The indentures also give us the ability to reopen a previous issue of a series of debt securities and issue additional debt securities of that series.

Carriage conducts substantially all of its operations through subsidiaries, and those subsidiaries generate substantially all its operating income and cash flow. As a result, distributions or advances from those subsidiaries are the principal source of funds necessary to meet the debt service obligations of Carriage. Contractual provisions or laws, as well as the subsidiaries’ financial condition and operating requirements, may limit the ability of Carriage to obtain cash from its subsidiaries that it requires to pay its debt service obligations, including any payments required to be made under the debt securities. In addition, holders of the debt securities will have a junior position to the claims of creditors of the subsidiaries of Carriage on their assets and earnings, to the extent Carriage’s subsidiaries do not guarantee the debt securities.

The indentures do not contain any covenants or other provisions designed to protect holders of the debt securities in the event Carriage participates in a highly leveraged transaction or upon a change of control. The indentures also do not contain provisions that give holders the right to require Carriage to repurchase its securities in the event of a decline in Carriage’s credit ratings for any reason, including as a result of a takeover, recapitalization or similar restructuring or otherwise.

Terms.  The prospectus supplement relating to any series of debt securities being offered will include specific terms relating to the offering. These terms will include some or all of the following:

•	whether the debt securities will be senior or subordinated debt securities;

•	the title of the debt securities;

•	the total principal amount of the debt securities;

•	whether the debt securities will be issued in individual certificates to each holder or in the form of temporary or permanent global securities held by a depositary on behalf of holders;

•	the date or dates on which the principal of and any premium on the debt securities will be payable;

•	any interest rate, the date from which interest will accrue, interest payment dates and record dates for interest payments;

•	any right to extend or defer the interest payment periods and the duration of the extension;

•	whether and under what circumstances any additional amounts with respect to the debt securities will be payable;

•	whether the debt securities are entitled to a guarantee of any Subsidiary Guarantors;

•	the place or places where payments on the debt securities will be payable;

•	any provisions for optional redemption or early repayment;

•	the denominations in which the debt securities will be issued, if other than denominations of $1,000 and integral multiples thereof;

•	any changes or additions to the events of default or covenants described in this prospectus;

•	any restrictions or other provisions relating to the transfer or exchange of debt securities;

•	any terms for the conversion or exchange of the debt securities for other securities of Carriage or any other entity;

•	with respect to any subordinated indenture, any changes to the subordination provisions for the subordinated debt securities; and

•	any other terms of the debt securities not prohibited by the applicable indenture.

Carriage may sell the debt securities at a discount, which may be substantial, below their stated principal amount. These debt securities may bear no interest or interest at a rate that at the time of issuance is below market rates. If Carriage sells these debt securities, we will describe in the prospectus supplement any material United States federal income tax consequences and other special considerations.

Consolidation, Merger and Sale of Assets or any Subsidiary Guarantors.  Unless we inform you otherwise in the applicable prospectus supplement, the indentures generally permit a consolidation or merger between Carriage or any Subsidiary Guarantor and another entity. They also permit Carriage or any Subsidiary Guarantors to sell, lease, convey, transfer or otherwise dispose of all or substantially all of their assets. Carriage and any Subsidiary Guarantors have agreed, however, that they will not consolidate with or merge into any entity or sell, lease, convey, transfer or otherwise dispose of all or substantially all of their assets to any entity unless:

•	immediately after giving effect to the transaction, no default or event of default would occur and be continuing or would result from the transaction; and

•	if Carriage or the Subsidiary Guarantor, as the case may be, is not the continuing entity, the resulting entity or transferee is organized and existing under the laws of any United States jurisdiction and assumes the due and punctual payments on the debt securities and the performance of its covenants and obligations under the indenture and the debt securities.

Upon any such consolidation or merger in which Carriage is not the continuing entity or any such asset sale, lease, conveyance, transfer or disposition involving Carriage, the resulting entity or transferee will be substituted for Carriage under the applicable indenture and debt securities. In the case of an asset sale, conveyance, transfer or disposition other than a lease, Carriage will be released from the applicable indenture.

Events of Default.  Unless we inform you otherwise in the applicable prospectus supplement, the following are events of default with respect to a series of debt securities:

•	failure to pay interest when due on that series of debt securities for 30 days;

•	failure to pay principal of or any premium on that series of debt securities when due;

•	failure to comply with any covenant or agreement in that series of debt securities or the applicable indenture (other than an agreement or covenant that has been included in the indenture solely for the benefit of one or more other series of debt securities) for 90 days after written notice by the trustee or by the holders of at least 25% in principal amount of the outstanding debt securities issued under that indenture that are affected by that failure;

•	specified events involving bankruptcy, insolvency or reorganization of Carriage Services, Inc. or any Subsidiary Guarantor, if such Subsidiary Guarantor is a guarantor with respect to that series of debt securities and it is a “significant subsidiary” as defined in Article I, Rule 1-02 of Regulation S-X promulgated under the Securities Act of 1933;

•	specified events involving the subsidiary guarantees; and

•	any other event of default provided for that series of debt securities.

A default under one series of debt securities will not necessarily be a default under another series. The indentures provide that the trustee generally must mail notice of a default or event of default of which it has actual knowledge to the registered holders of the applicable debt securities within 90 days of occurrence. However, the trustee may withhold notice to the holders of the debt securities of any default or event of default (except in any payment on the debt securities) if the trustee considers it in the interest of the holders of the debt securities to do so.

If an event of default relating to certain events of bankruptcy, insolvency or reorganization occurs, the principal of and interest on all the debt securities issued under the applicable indenture will become immediately due and payable without any action on the part of the trustee or any holder. If any other event of default for any series of debt securities occurs and is continuing, the trustee or the holders of at least 25% in principal amount of the outstanding debt securities of the series affected by the default (or, in some cases, 25% in principal amount of all debt securities issued under the applicable indenture that are affected, voting as one class) may declare the principal of and all accrued and unpaid interest on those debt securities immediately due and payable. The holders of a majority in principal amount of the outstanding debt securities of the series affected by the event of default (or, in some cases, of all debt securities issued under the applicable indenture that are affected, voting as one class) may in some cases rescind this accelerated payment requirement.

A holder of a debt security of any series issued under an indenture may pursue any remedy under that indenture only if:

•	the holder gives the trustee written notice of a continuing event of default for that series;

•	the holders of at least 25% in principal amount of the outstanding debt securities of that series make a written request to the trustee to pursue the remedy;

•	the holders offer to the trustee indemnity satisfactory to the trustee;

•	the trustee fails to act for a period of 60 days after receipt of the request and offer of indemnity; and

•	during that 60-day period, the holders of a majority in principal amount of the debt securities of that series do not give the trustee a direction inconsistent with the request.

This provision does not, however, affect the right of a holder of a debt security to sue for enforcement of any overdue payment.

In most cases, holders of a majority in principal amount of the outstanding debt securities of a series (or of all debt securities issued under the applicable indenture that are affected, voting as one class) may direct the time, method and place of:

•	with respect to debt securities of a series, conducting any proceeding for any remedy available to the trustee and exercising any trust or power conferred on the trustee relating to or arising as a result of specified events of default; or

•	with respect to all debt securities issued under the applicable indenture that are affected, conducting any proceeding for any remedy available to the trustee and exercising any trust or power conferred on the trustee relating to or arising other than as a result of such specified events of default.

The trustee, however, may refuse to follow any such direction that conflicts with law or the indentures, is unduly prejudicial to the rights of other holders of the debt securities, or would involve the trustee in personal liability. In addition, prior to acting at the direction of holders, the trustee will be entitled to be indemnified by those holders against any loss and expenses caused thereby.

The indentures require Carriage to file each year with the trustee a written statement as to its compliance with the covenants contained in the applicable indenture.

Modification and Waiver.  Each indenture may be amended or supplemented if the holders of a majority in principal amount of the outstanding debt securities of all series issued under that indenture that are affected by the amendment or supplement (acting as one class) consent to it. Without the consent of the holder of each debt security issued under the indenture and affected, however, no modification to that indenture may:

•	reduce the amount of debt securities whose holders must consent to an amendment, supplement or waiver;

•	reduce the rate of or change the time for payment of interest on the debt security;

•	reduce the principal of the debt security or change its stated maturity;

•	reduce any premium payable on the redemption of the debt security or change the time at which the debt security may or must be redeemed;

•	change any obligation to pay additional amounts on the debt security;

•	make payments on the debt security payable in currency other than as originally stated in the debt security;

•	impair the holder’s right to institute suit for the enforcement of any payment on the debt security;

•	make any change in the percentage of principal amount of debt securities necessary to waive compliance with certain provisions of the indenture or to make any change in the provision related to modification;

•	with respect to the subordinated indenture, modify the provisions relating to the subordination of any subordinated debt security in a manner adverse to the holder of that security; or

•	waive a continuing default or event of default regarding any payment on the debt securities.

Each indenture may be amended or supplemented or any provision of that indenture may be waived without the consent of any holders of debt securities issued under that indenture in certain circumstances, including:

•	to cure any ambiguity, omission, defect or inconsistency;

•	to provide for the assumption of the obligations under the indenture of Carriage by a successor upon any merger or consolidation or asset sale, lease, conveyance, transfer or other disposition of all or substantially all of our assets, in each case as permitted under the indenture;

•	to provide for uncertificated debt securities in addition to or in place of certificated debt securities or to provide for bearer debt securities;

•	to provide any security for, any guarantees of or any additional obligors on any series of debt securities;

•	to comply with any requirement to effect or maintain the qualification of that indenture under the Trust Indenture Act of 1939;

•	to add covenants that would benefit the holders of any debt securities or to surrender any rights Carriage has under the indenture;

•	to add events of default with respect to any debt securities;

•	to make any change that does not adversely affect any outstanding debt securities of any series issued under that indenture in any material respect; provided, that any change made solely to conform the provisions of the indenture to a description of debt securities in a prospectus supplement will not be deemed to adversely affect any outstanding debt securities of any series issued under that indenture in any material respect; and

•	to supplement the provisions of an indenture to permit or facilitate defeasance or discharge of securities that does not adversely affect any outstanding debt securities of any series issued under that indenture in any material respect.

The holders of a majority in principal amount of the outstanding debt securities of any series (or, in some cases, of all debt securities issued under the applicable indenture that are affected, voting as one class) may waive any existing or past default or event of default with respect to those debt securities. Those holders may not, however, waive any default or event of default in any payment on any debt security or compliance with a provision that cannot be amended or supplemented without the consent of each holder affected.

Governing Law.  New York law will govern the indentures, the debt securities and the guarantees.

Trustee.  If an event of default occurs under an indenture and is continuing, the trustee under that indenture will be required to use the degree of care and skill of a prudent person in the conduct of that person’s own affairs. The trustee will become obligated to exercise any of its powers under that indenture at the request of any of the holders of any debt securities issued under that indenture only after those holders have offered the trustee indemnity satisfactory to it.

Each indenture contains limitations on the right of the trustee, if it becomes a creditor of Carriage or any Subsidiary Guarantor, if applicable, to obtain payment of claims or to realize on certain property received for any such claim, as security or otherwise. The trustee is permitted to engage in other transactions with Carriage or any Subsidiary Guarantor, if applicable. If, however, it acquires any conflicting interest, it must eliminate that conflict or resign within 90 days after ascertaining that it has a conflicting interest and after the occurrence of a default under the applicable indenture, unless the default has been cured, waived or otherwise eliminated within the 90-day period.

Form, Exchange, Registration and Transfer.  The debt securities will be issued in registered form, without interest coupons. There will be no service charge for any registration of transfer or exchange of the debt securities. However, payment of any transfer tax or similar governmental charge payable for that registration may be required.

Debt securities of any series will be exchangeable for other debt securities of the same series, the same total principal amount and the same terms but in different authorized denominations in accordance with the applicable indenture. Holders may present debt securities for registration of transfer at the office of the security registrar or any transfer agent Carriage designates. The security registrar or transfer agent will effect the transfer or exchange if its requirements and the requirements of the applicable indenture are met.

The trustee will be appointed as security registrar for the debt securities. If a prospectus supplement refers to any transfer agents Carriage initially designates, Carriage may at any time rescind that designation or approve a change in the location through which any transfer agent acts. Carriage is required to maintain an office or agency for transfers and exchanges in each place of payment. Carriage may at any time designate additional transfer agents for any series of debt securities.

In the case of any redemption, Carriage will not be required to register the transfer or exchange of:

•	any debt security during a period beginning 15 business days prior to the mailing of any notice of redemption or mandatory offer to repurchase and ending on the close of business on the day of mailing of such notice; or

•	any debt security that has been called for redemption in whole or in part, except the unredeemed portion of any debt security being redeemed in part.

Payment and Paying Agent.  Unless we inform you otherwise in a prospectus supplement, payments on the debt securities will be made in U.S. dollars at the office of the trustee and any paying agent. At Carriage’s option, however, payments may be made by wire transfer for global debt securities or by check mailed to the address of the person entitled to the payment as it appears in the security register. Unless we inform you otherwise in a prospectus supplement, interest payments will be made to the person in whose name the debt security is registered at the close of business on the record date for the interest payment.

Unless we inform you otherwise in a prospectus supplement, the trustee under the applicable indenture will be designated as the paying agent for payments on debt securities issued under that indenture. Carriage may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts.

If the principal of or any premium or interest on debt securities of a series is payable on a day that is not a business day, the payment will be made on the next succeeding business day as if made on the date that the payment was due and no interest will accrue on that payment for the period from and after the due date to the date of that payment on the next succeeding business date. For these purposes, unless we inform you otherwise in a prospectus supplement, a “business day” is any day that is not a Saturday, a Sunday or a day on which banking institutions in any of New York, New York; Houston, Texas or a place of payment on the debt securities of that series is authorized or obligated by law, regulation or executive order to remain closed.

Subject to the requirements of any applicable abandoned property laws, the trustee and paying agent will pay to us upon written request any money held by them for payments on the debt securities that remains unclaimed for two years after the date upon which that payment has become due. After payment to us, holders entitled to the money must look to us for payment. In that case, all liability of the trustee or paying agent with respect to that money will cease.

Notices.  Any notice required by the indentures to be provided to holders of the debt securities will be given by mail to the registered holders at the addresses as they appear in the security register.

Replacement of Debt Securities.  Carriage will replace any debt securities that become mutilated, destroyed, stolen or lost at the expense of the holder upon delivery to the trustee of the mutilated debt securities or evidence of the loss, theft or destruction satisfactory to Carriage and the trustee. In the case of a lost, stolen or destroyed debt security, indemnity satisfactory to the trustee and Carriage may be required at the expense of the holder of the debt securities before a replacement debt security will be issued.

Book-Entry Debt Securities.  The debt securities of a series may be issued in the form of one or more global debt securities that would be deposited with a depositary or its nominee identified in the prospectus supplement. Global debt securities may be issued in either temporary or permanent form. We will describe in the prospectus supplement the terms of any depositary arrangement and the rights and limitations of owners of beneficial interests in any global debt security.

Provisions Applicable Solely to Subordinated Debt Securities

Under the subordinated indenture, payment of the principal of and any premium and interest on the subordinated debt securities will generally be subordinated and junior in right of payment to the prior payment in full of all Senior Debt, as described below. Unless we inform you otherwise in the prospectus supplement, Carriage may not make any payment of principal of or any premium or interest on the subordinated debt securities if it fails to pay the principal, interest, premium or any other amounts on any Senior Debt when due.

The subordination does not affect Carriage’s obligation, which is absolute and unconditional, to pay, when due, the principal of and any premium and interest on the subordinated debt securities. In addition, the subordination does not prevent the occurrence of any default under the subordinated indenture.

The subordinated indenture does not limit the amount of Senior Debt that Carriage may incur. As a result of the subordination of the subordinated debt securities, if Carriage becomes insolvent, holders of subordinated debt securities may receive less on a proportionate basis than other creditors.

Unless we inform you otherwise in a prospectus supplement, “Senior Debt” will mean all debt, including guarantees, of Carriage, unless the debt states that it is not senior to the subordinated debt securities or other junior debt of Carriage. Senior Debt with respect to a series of subordinated debt securities could include other series of debt securities issued under a subordinated indenture.

GUARANTEE

The Subsidiary Guarantors may fully and unconditionally guarantee on an unsecured basis the full and prompt payment of the principal of and any premium and interest on the debt securities issued by Carriage when and as the payment becomes due and payable, whether at maturity or otherwise. The guarantee provides that in the event of a default in the payment of principal of or any premium or interest on a debt security, the holder of that debt security may institute legal proceedings directly against the applicable Subsidiary Guarantor to enforce the guarantee without first proceeding against Carriage. If senior debt securities are so guaranteed, the guarantee will rank equally with all of the Subsidiary Guarantor’s other unsecured and unsubordinated debt from time to time outstanding and senior to any subordinated debt of the Subsidiary Guarantor. If subordinated debt securities are so guaranteed, the guarantee will be subordinated to all of the Subsidiary Guarantor’s other unsecured and unsubordinated debt from time to time outstanding.

The obligations of any Subsidiary Guarantor under the guarantee will be limited to the maximum amount that will not result in the obligations of the Subsidiary Guarantor under the guarantee constituting a fraudulent conveyance or fraudulent transfer under federal or state law, after giving effect to any other contingent and fixed liabilities of the Subsidiary Guarantor.

The guarantee may be released under certain circumstances. If no default has occurred and is continuing under the indentures, and to the extent not otherwise prohibited by the indentures, any Subsidiary Guarantor will be unconditionally released and discharged from the guarantee:

•	automatically upon any sale, exchange or transfer, whether by way of merger or otherwise, to any person that is not an affiliate of Carriage, of all of Carriage’s equity interests in the Subsidiary Guarantor;

•	automatically upon the merger of the Subsidiary Guarantor into Carriage or the liquidation and dissolution of the Subsidiary Guarantor; or

•	following delivery of a written notice by Carriage to the trustee, upon the release of all guarantees by the Subsidiary Guarantor of any debt of Carriage’s for borrowed money, except for any series of debt securities.

DESCRIPTION OF CAPITAL STOCK

General

We are authorized to issue 80,000,000 shares of common stock, par value $.01, of which 18,152,876 shares were issued and outstanding as of January 3, 2011, and 40,000,000 shares of preferred stock, par value $.01, of which 20,000 shares were issued and outstanding as of January 3, 2011. Our common stock is quoted on the New York Stock Exchange under the symbol “CSV.” The following description of our capital stock is based on our certificate of incorporation and bylaws, as amended and currently in effect.

Common Stock

The holders of common stock are entitled to one vote for each share held on all matters submitted to a vote of common stockholders. The common stock does not have cumulative voting rights, which means that the holders of a majority of the voting power of shares of common stock outstanding can elect all the directors, and the holders of the remaining shares will not be able to elect any directors. Each share of common stock is entitled to participate equally in dividends, if, as and when declared by the Company’s Board of Directors, and in the distribution of assets in the event of liquidation, subject in all cases to any prior rights of outstanding shares of preferred stock outstanding. The shares of common stock have no preemptive rights, redemption rights or sinking fund provisions. All outstanding shares of common stock are duly authorized, validly issued, fully paid and nonassessable.

Preferred Stock

Our preferred stock may be issued in series, and shares of each series will have such rights and preferences as may be fixed by our board of directors in the resolution authorizing the issuance of that particular series. In designating any series of preferred stock, our board of directors has the authority, without further action by the holders of our common stock, to fix the rights, dividend rate, conversion rights, rights and terms of redemption, and the liquidation preferences of that series of preferred stock.

The prospectus supplement relating to any series of preferred stock we are offering will include specific terms relating to the offering. We will file the form of the preferred stock with the SEC before we issue any of it, and you should read it for provisions that may be important to you. The prospectus supplement will include some or all of the following terms:

•	the title of the preferred stock;

•	the maximum number of shares of the series;

•	the dividend rate or the method of calculating the dividend, the date from which dividends will accrue and whether dividends will be cumulative;

•	any liquidation preference;

•	any optional redemption provisions;

•	any terms for the conversion or exchange of the preferred stock for other securities of us or any other entity;

•	any voting rights; and

•	any other preferences and relative, participating, optional or other special rights or any qualifications, limitations or restrictions on the rights of the shares,

The issuance of preferred stock by us could adversely affect the voting power of holders of our common stock and the likelihood that such holders will receive dividend payments and payments upon liquidation and could have the effect of delaying, deferring or preventing a change in control of us.

Delaware Anti-Takeover Law and Charter and By-Law Provisions

The Company is a Delaware corporation and is subject to Section 203 of the Delaware General Corporation Law. In general, Section 203 prevents an “interested stockholder” (defined generally as a person owning 15% or more of the Company’s outstanding voting stock) from engaging in a “business combination” (as defined in Section 203) with the Company for three years following the date that person becomes an interested stockholder unless (a) before that person became an interested stockholder, the Company’s Board of Directors approved the transaction in which the interested stockholder became an interested stockholder or approved the business combination; (b) upon completion of the transaction that resulted in the interested stockholder’s becoming an interested stockholder, the interested stockholder owns at least 85% of the voting stock outstanding at the time the transaction commenced (excluding stock held by directors who are also officers of the Company and by employee stock plans that do not provide employees with the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer); or (c) following the transaction in which that person became an interested stockholder, the business combination is approved by the Company’s Board of Directors and authorized at a meeting of stockholders by the affirmative vote of the holders of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

Under Section 203, these restrictions also do not apply to certain business combinations proposed by an interested stockholder following the announcement or notification of one of certain extraordinary transactions involving the Company and a person who was not an interested stockholder during the previous three years or who became an interested stockholder with the approval of a majority of the Company’s directors, if that extraordinary transaction is approved or not opposed by a majority of the directors who were directors before any person became an interested stockholder in the previous three years or who were recommended for election or elected to succeed such directors by a majority of such directors then in office.

The Company’s Board of Directors is divided into three classes. The directors of each class are elected for three-year terms, with the terms of the three classes staggered so that directors from a single class are elected at each annual meeting of stockholders. Stockholders may remove a director only for cause upon the vote of holders of at least 80% of voting power of the outstanding shares of common stock. In general, the Board of Directors, not the stockholders, has the right to appoint persons to fill vacancies on the Board of Directors.

The Amended and Restated Certificate of Incorporation dated July 2, 1996, as amended, (the Amended and Restated Certificate of Incorporation and amendments thereto are herein collectively called the “Charter”) provides that special meetings of holders of common stock may be called only by the Company’s Board of Directors and that only such business proposed by the Board of Directors may be considered at special meetings of holders of common stock.

The Charter provides that the only business (including election of directors) that may be considered at an annual meeting of holders of common stock, in addition to business proposed (or persons nominated to be directors) by the directors of the Company, is business proposed (or persons nominated to be directors) by holders of common stock who comply with the notice and disclosure requirements set forth in the Certificate of Incorporation. In general, the Charter requires that a stockholder give the Company notice of proposed business or nominations no later than 60 days before the annual meeting of holders of common stock (meaning the date on which the meeting is first scheduled and not postponements or adjournments thereof) or (if later) ten days after the first public notice of the annual meeting is sent to holders of common stock. In general, the notice must also contain information about the stockholder proposing the business or nomination, the stockholder’s interest in the business, and (with respect to nominations for director) information about the nominee of the nature ordinarily required to be disclosed in public proxy solicitation statements. The stockholder also must submit a notarized letter from each of the stockholder’s nominees stating the nominee’s acceptance of the nomination and indicating the nominee’s intention to serve as director if elected.

The Delaware General Corporation Law provides generally that the affirmative vote of a majority of the shares entitled to vote on any matter is required to amend a corporation’s certificate of incorporation or bylaws, unless the corporation’s certificate of incorporation or bylaws requires a greater percentage. The Charter provides that approval by the holders of at least 66.67% of the voting power of the outstanding voting stock of the Company is required to amend the provisions of the Charter previously discussed and certain other provisions.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase any combination of senior or subordinated debt securities, common stock, preferred stock or other securities. Securities warrants may be issued independently or together with debt securities, preferred stock or common stock and may be attached to or separate from any offered securities. We will issue warrants under one or more warrant agreements between us and a warrant agent that we will name in the applicable prospectus supplement or any pricing supplement.

The prospectus supplement (or the pricing supplement) relating to any warrants we are offering will include specific terms relating to the offering. We will file the form of any warrant agreement with the SEC, and you should read the warrant agreement for provisions that may be important to you. The terms of the prospectus supplement (or pricing supplement) may include:

•	the title of the warrants;

•	the aggregate number of warrants offered;

•	the price or prices at which the warrants will be issued;

•	the currency or currencies in which the price of such warrants may be payable;

•	the dates or periods during which the warrants are exercisable;

•	the designation and terms of any securities with which the warrants are issued;

•	if warrants are issued as a unit with another security, the date, if any, on and after which the warrants and the other security will be separately transferable;

•	a discussion of the material United States federal income tax considerations applicable to the warrants;

•	any minimum or maximum amount of warrants that may be exercised at any one time; and

•	any terms, procedures and limitations relating to the transferability, exchange or exercise of the warrants.

PLAN OF DISTRIBUTION

We may sell the securities in and outside the United States through underwriters or dealers, directly to purchasers or through agents or through a combination of any of these methods. The prospectus supplement (or a pricing supplement) will include the following information:

•	the terms of the offering;

•	the names of any underwriters or agents;

•	the purchase price of the securities from us;

•	the net proceeds to us from the sale of securities;

•	any delayed delivery arrangements;

•	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

•	any initial public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any commissions paid to agents.

Sale Through Underwriters or Dealers

If we use underwriters in the sale of securities, the underwriters will acquire the securities for their own account. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at or prior to the time of sale, including at prevailing market prices or at prices related to prevailing market prices. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters also may impose a penalty bid, which means that selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if the offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, the underwriters may discontinue these activities at any time.

If we use dealers in the sale of securities, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The dealers participating in any sale of the securities may be deemed to be underwriters within the meaning of the Securities Act of 1933 with respect to any sale of those securities. We will include in the prospectus supplement the names of the dealers and the terms of the transaction.

Financial Industry Regulatory Authority Rule 5110 requires FINRA members firms (unless an exemption applies) to satisfy the filing requirements of Rule 5110 in connection with the sale of the securities included in this Registration Statement on a principal or agency basis. FINRA Notice to Members 88-101 states that in the event any securities are to be sold under this prospectus through a member of FINRA participating in a distribution of our securities, such member is responsible for insuring that a timely filing, if required, is first made with the Corporate Finance Department of FINRA and disclosing to FINRA the following:

•	it intends to take possession of the registered securities or to facilitate the transfer of such certificates;

•	the complete details of how the securities are and will be held, including location of the particular accounts;

•	whether the member firm or any direct or indirect affiliates thereof have entered into, will facilitate or otherwise participate in any type of payment transaction with the Company, including details regarding any such transactions; and

•	in the event any of the securities offered by us under this Prospectus are sold, transferred, assigned or hypothecated by us in a transaction that directly or indirectly involves a member firm of FINRA or any affiliates thereof, that prior to or at the time of said transaction the member firm will timely file all relevant documents with respect to such transaction(s) with the Corporate Finance Department of FINRA for review.

Further, no FINRA member firm may receive compensation in excess of that allowable under FINRA rules, including Rule 5110, in connection with the sale of the securities by the Company under this prospectus, which total compensation may not exceed 8%.

Direct Sales and Sales Through Agents

We may sell the securities directly. In that event, no underwriters or agents would be involved. We may also sell the securities through agents we designate from time to time. In the prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable by us to the agent. Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act of 1933 with respect to any sale of those securities. We will describe the terms of any such sales in the prospectus supplement.

Delayed Delivery Contracts

If we so indicate in the prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The prospectus supplement will describe the commission payable for solicitation of those contracts.

Remarketing

We may offer and sell any of the securities in connection with a remarketing upon their purchase, in accordance with a redemption or repayment by their terms or otherwise, by one or more remarketing firms acting as principals for their own accounts or as our agents. We will identify any remarketing firm, the terms of any remarketing agreement and the compensation to be paid to the remarketing firm in the prospectus supplement. Remarketing firms may be deemed underwriters under the Securities Act of 1933.

General Information

We may have agreements with the agents, dealers and underwriters to indemnify them against certain civil liabilities, including liabilities under the Securities Act of 1933, or to contribute with respect to payments that the agents, dealers or underwriters may be required to make. Agents, dealers and underwriters may be customers of, engage in transactions with or perform services for us in the ordinary course of their businesses.

Each series of offered securities will be a new issue, and other than the common stock, which is listed on the NYSE Amex, will have no established trading market. We may elect to list any series of offered securities on an exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in a series of offered securities. However, they will not be obligated to do so and may discontinue market making at any time without notice. We cannot assure you that a liquid trading market for any of our offered securities will develop.

LEGAL MATTERS

The validity of the issuance of the securities offered in this prospectus will be passed upon for us by Haynes and Boone, LLP , and as to certain of the guarantors, by J. Bradley Green, Esq., Executive Vice President, General Counsel and Secretary of Carriage Services, Inc. Mr. Green is a director and officer of substantially all of the guarantors. If certain legal matters in connection with an offering of the securities made by this prospectus and a related prospectus supplement are passed on by counsel for the underwriters of such offering, that counsel will be named in the applicable prospectus supplement related to that offering.

EXPERTS

The consolidated financial statements of Carriage Services, Inc. as of December 31, 2009 and 2008, and for each of the years in the three year period ended December 31, 2009, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2009 have been incorporated by reference in this prospectus in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement with the SEC under the Securities Act of 1933 that registers the securities we may offer pursuant to this prospectus. The registration statement, including the attached exhibits, contains additional relevant information about Carriage. The rules and regulations of the SEC allow us to omit some information included in the registration statement from the prospectus.

We file annual, quarterly and current reports, proxy statements and other information electronically with the SEC. You may read and copy these reports, proxy statements and other information at the SEC’s public reference room at 100 F Street, N.E., Washington D.C. 20549 or at the SEC’s other public reference facilities. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference room. Our SEC filings are available on the SEC’s website at http://www.sec.gov.  We also make available free of charge on our website, at www.carriageservices.com, all materials that we file electronically with the SEC, including our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, Section 16 reports and amendments to these reports as soon as reasonable practicable after such materials are electronically filed with, or furnished to, the SEC. Information contained on our web site or any other web site is not incorporated by reference into this prospectus and does not constitute a part of this prospectus.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we have filed with the SEC. This means that we can disclose important information to you without actually including the specific information in this prospectus by referring you to other documents filed separately with the SEC. These other documents contain important information about us, our financial condition and the results of our operations. The information we incorporate by reference is an important part of this prospectus. You should read the information incorporated by reference for more detail. Information that we file later with the SEC will automatically update and replace the information currently in this prospectus and information previously filed with the SEC.

We incorporate by reference into this prospectus the documents listed below, any filings we make with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this prospectus and the termination of the registration statement of which this prospectus is a part and prior to the effectiveness of the registration statement, (excluding any portions thereof that are deemed to be furnished and not filed):

•	Our annual report on Form 10-K for the fiscal year ended December 31, 2009 filed with the SEC on March 5, 2010;

•	Our quarterly reports on Form 10-Q for the quarters ended March 31, June 30 and September 30, 2010 filed with the SEC on May 7, August 6 and November 5, 2010, respectively;

•	Our proxy statement on Schedule 14A filed with the SEC on April 13, 2010;

•	Our current reports on Form 8-K and filed with the SEC on February 18, May 6, May 18, August 5 and November 5, 2010, in each case other than information furnished and not filed with the SEC; and

•	The description of our common stock contained in our Registration Statement on Form 8-A/A filed on December 4, 2002.

You may obtain any of the documents incorporated by reference in this prospectus from the SEC through the SEC’s web site at the address provided above. You may also request a copy of any document incorporated by reference in this prospectus (including exhibits to those documents specifically incorporated by reference in this document), at no cost, by visiting our internet web site at www.Carriage.com, or by writing or calling us at the following address and telephone number:

Carriage Services, Inc.
3040 Post Oak Blvd., Suite 300
Houston, Texas 77056
(713) 332-8400

You should rely only on the information provided in and incorporated by reference into this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date indicated on these documents.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION
The following table sets forth the estimated expenses (other than underwriting discounts and commissions) payable by Carriage Services, Inc. in connection with the offering described in this Registration Statement. All of the amounts shown below are estimates, with the exception of the SEC registration fee.

Securities and Exchange Commission registration fee	26,703.00
Financial Industry Regulatory Authority (FINRA) fee	23,500.00
Printing Expenses	X
Accounting fees and expenses	X
Legal fees and expenses	X
Trustee fees and expenses	X
Miscellaneous expenses	X
Total

(X)	Estimated expenses are not presently known. The foregoing sets forth the general categories of expenses (other than underwriting discounts and commissions) that we anticipate to incur in connection with the offering of securities under this registration statement. An estimate of the aggregate expenses in connection with the issuance and distribution of the securities being offered will be included in the applicable prospectus supplement.
15. Indemnification of Officers and Directors
Item 20. Indemnification of Directors and Officers
The following summaries are qualified in their entirety by reference to the complete text of any statutes referred to below and the organizational documents of each registrant guarantor.
Indemnification of Directors and Officers of Carriage Services, Inc.
Our certificate of incorporation provides that, to the extent permitted under the Delaware General Corporation Law (the “DGCL”), our directors shall not be personally liable for monetary damages for breach of fiduciary duty, except for liability for (i) any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. Our certificate of incorporation also provides that we shall indemnify our officers and directors, and, if desired, our employees and agents, to the fullest extent permitted under the DGCL.
Section 145 of the DGCL, inter alia, authorizes a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, other than an action by or in the right of the corporation, because such person is or was a director, officer, employee or agent of the corporation or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reason to believe his conduct was unlawful. Similar indemnity is authorized for such persons against expenses, including attorneys’ fees, actually and reasonably incurred in defense or settlement of any such pending, completed or threatened action or suit by or in the right of the corporation if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and provided further that, unless a court of competent jurisdiction otherwise provides, such person shall not have been adjudged liable to the corporation. Any such indemnification may be made only as authorized in each specific case upon a determination by the stockholders or disinterested directors that indemnification is proper because the indemnitee has met the applicable standard of conduct.
Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him. We maintain policies insuring our and our subsidiaries’ officers and directors against specified liabilities for actions taken in such capacities, including liabilities under the Securities Act of 1933.
Our bylaws provide, in substance, that directors and officers, as well as employees and agents if desired, shall be indemnified to the extent permitted by Section 145 of the Delaware General Corporation Law. Additionally, our certificate of incorporation, as amended, eliminates in specified circumstances the monetary liability of our directors for a breach of their fiduciary duty as directors. These provisions do not eliminate the liability of a director:
•	for a breach of the director’s duty of loyalty to us or our stockholders;

•	for acts or omissions by the director not in good faith;

•	for acts or omissions by a director involving intentional misconduct or a knowing violation of the law;

•	under Section 174 of the Delaware General Corporation Law, which relates to the declaration of dividends and purchase or redemption of shares in violation of the Delaware General Corporation Law; and

•	for transactions from which the director derived an improper personal benefit.
Indemnification of Directors and Officers of Registrant Guarantors
Delaware Registrant Guarantors
Carriage Funeral Holdings, Inc., CFS Funeral Services, Inc., Carriage Holding Company, Inc., Carriage Internet Strategies, Inc., Carriage Investments, Inc., Carriage Life Events, Inc., Carriage Merger I, Inc., Carriage Merger II, Inc., Carriage Florida Holdings, Inc., each a Delaware corporation (each a “Delaware Corporate Subsidiary”).
The indemnification provisions of the DGCL described in “Indemnification of Directors and Officers of Carriage Services, Inc.” above also relate to the directors and officers of each Delaware Corporate Subsidiary.
The bylaws of each Delaware Corporate Subsidiary contain indemnification provisions that provide for the indemnification of its directors and officers to the fullest extent permitted by the DGCL, as amended. In addition, the bylaws of each Delaware Corporate Subsidiary specifically authorize each corporation to purchase and maintain insurance to protect itself and its directors and officers against any expense, liability or loss, whether or not the corporation would have the power to indemnify such persons against such expense, liability or loss under its bylaws.
The certificate of incorporation of each Delaware Corporate Subsidiary contains provisions eliminating a director’s personal liability for monetary damages for breach of fiduciary duty as a director, except in circumstances involving: (i) a breach of a director’s duty of loyalty to the corporation or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or knowing violations of law, (iii) the unlawful payment of dividends or stock purchase or redemption, or (iv) transactions from which a director derived an improper personal benefit.

Carriage Team California (Cemetery), LLC, Carriage Team California (Funeral), LLC, Carriage Team Florida (Cemetery), LLC, Carriage Team Florida (Funeral), LLC, Carriage Services of Ohio, LLC, Carriage Team Kansas, LLC, a Delaware limited liability company (each, a “Delaware LLC Subsidiary”).
Section 18-108 of the Delaware Limited Liability Company Act (“DLLCA”), provides that, subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement, a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.
The limited liability company agreement of each Delaware LLC Subsidiary contains indemnification provisions that provide for the indemnification of its managers, and authorize the indemnification of its officers, to the fullest extent permitted by the DLLCA, as amended. Each limited liability company agreement expressly acknowledges that such indemnification could involve indemnification for negligence or under theories of strict liability. In addition, the limited liability company agreement of each Delaware LLC Subsidiary specifically authorizes the company to purchase and maintain insurance to protect itself and its managers and officers against any expense, liability or loss, whether or not the company would have the power to indemnify such persons against such expense, liability or loss under its limited liability company agreement.
The certificate of formation of each Delaware LLC Subsidiary provides that, to the fullest extent permitted by Delaware law, a manager of the company shall not be liable to the company or its members for monetary damages for an act or omission in such manager’s capacity as a manager.
California Registrant Guarantors
Wilson & Kratzer Mortuaries (“WKM”), Rolling Hills Memorial Park (“RHMP”), Carriage Funeral Services of California, Inc., Carriage Cemetery Services of California, Inc., Cochrane’s Chapel of the Roses, Inc., Horizon Cremation Society, Inc., each a California corporation (each a “California Subsidiary”).
Section 317 of the California Corporations Code (“CCC”) provides that a corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any proceeding (other than an action by or in the right of the corporation to procure a judgment in its favor) by reason of the fact that the person is or was an agent of the corporation, against expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with the proceeding, if that person acted in good faith and in a manner the person reasonably believed to be in the best interests of the corporation, and in the case of a criminal proceeding, had no reasonable cause to believe the conduct of the person was unlawful. The decision to indemnify a person could be made by a majority of the directors who are nor involved in the proceeding, or if such quorum is not obtainable, by approval from independent counsel in a written legal opinion, or by the court in which the proceeding is or was pending. Section 317 of the CCC also provides for certain number of votes in case of stockholder approval of indemnification and excludes the vote of the potentially indemnified person.
Section 317 of the CCC is not exclusive of other indemnification that may be granted by a corporation’s charter, bylaws, disinterested director vote, stockholders vote, agreement or otherwise.
Neither the bylaws or articles or incorporation of the California Subsidiaries, other than WKM, contain provisions regarding the indemnification of directors and officers. The bylaws of WKM contain indemnification provisions providing for the indemnification of its officers and directors to the fullest extent permitted by the CCC.
The articles of incorporation of each California Subsidiary, other than RHMP, provide that the liability of its directors for monetary damages shall eliminated to the fullest extent permitted by California law.

Connecticut Registrant Guarantor
Carriage Services of Connecticut, Inc., a Connecticut corporation (the “Connecticut Subsidiary”).
Section 33-756 of the Business Corporation Act of the State of Connecticut (the “CBCA”), provides that a director is not liable for action taken as a director, or any failure to take any action, if (1) he acted in good faith, (2) he acted with the care an ordinarily prudent person in a like position would exercise under similar circumstances, and (3) in a manner he reasonably believes to be in the best interests of the corporation.
Section 33-772 of the CBCA provides that a corporation shall indemnify a director or an officer who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he was a party because he was a director of the corporation against reasonable expenses incurred by him in connection with the proceeding. Section 33-771 of the CBCA further provides that a corporation incorporated prior to January 1, 1997 shall, except to the extent that the certificate of incorporation expressly provides otherwise, indemnify any director, officer, employee or agent who is made a party to any proceeding, other than an action by or in the right of the corporation or any proceeding with respect to which he was adjudged liable on the basis that he received financial benefit to which he was not entitled, whether or not involving action in his official capacity, against liability incurred in the proceeding if (1) he conducted himself in good faith, and (2) he reasonably believed (a) in the case of conduct in his official capacity with the corporation, that his conduct was in the best interests of the corporation, and (b) in all other cases, that his conduct was at least not opposed to the best interests of the corporation, and (3) in the case of any criminal proceeding, he had no reasonable cause to believe his or her conduct was unlawful.
In the case of a proceeding by or in the right of the corporation, section 33-771 of the CBCA provides that a corporation may not indemnify a director except for reasonable expenses incurred in connection with the proceeding if it is determined that the director (1) conducted himself in good faith, and (2) reasonably believed (a) in the case of conduct in his official capacity with the corporation, that his conduct was in the best interests of the corporation, and (b) in all other cases, that his conduct was at least not opposed to the best interests of the corporation, and (3) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. Termination of a proceeding by judgment, order, settlement or conviction or a plea of nolo contendere or its equivalent is not, of itself, determinative that the director or officer did not meet the standard of conduct required by the CBCA.
Section 33-777 of the CBCA provides that a corporation may purchase and maintain insurance on behalf of directors, officers, employees or agents of the corporation, or who, while a director, officer, employee or agent of the corporation serves at the corporation’s request as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other entity, against liability asserted against or incurred by him in that capacity, or arising from his status as a director, officer, employee or agent, whether or not the corporation would have the power to indemnify or advance expenses to him against the same liabilities under the CBCA.
Neither the bylaws or certificate of incorporation of the Connecticut Subsidiary contain provisions regarding the indemnification of directors and officers or limitations on the liability of directors.
Idaho Registrant Guarantors
Carriage Cemetery Services of Idaho, Inc. (“CCS Idaho”) and Cloverdale Park, Inc. (“Cloverdale Park”), Idaho corporations (the “Idaho Subsidiaries”).
Sections 851-859 of Title 30, Chapter 1 of the Idaho Code provide that a corporation may indemnify any individual who is a party to a proceeding because he is a director, as long as such individual conducted himself in good faith and reasonably believed that his conduct in his official capacity was in the best interest of the corporation, or in all other cases, his conduct was not opposed to the best interests of the corporation, or (in the case of criminal proceedings) he had no reasonable cause to believe his conduct was unlawful. Unless ordered by a court, an Idaho corporation may not indemnify a director in connection with a proceeding by or in the right of the corporation, except for reasonable expenses incurred, if it is determined that the director has met the relevant standard of conduct as outlined in the preceding sentence, or in connection with a proceeding with respect to which he was adjudged liable on the basis that he received a financial benefit to which he was not entitled, whether or not involving action in his official capacity. An Idaho corporation may indemnify an officer to the same extent as a director, and if the person seeking indemnification is an officer and not a director, he or she may be indemnified to such further extent as may be provided by the articles of incorporation, the bylaws, a resolution of the board of directors, or contract, except for (a) liability in connection with proceeding by or in the right of the corporation other than for reasonable expenses incurred in the proceeding, (b) liability arising out of conduct that constitutes improper receipt of financial benefit, intentional infliction of harm to the corporation or the shareholders, or intentional violation of criminal law.
The bylaws of CCS Idaho expressly adopt Title 30 of the Idaho Code. Neither the articles of incorporation nor the bylaws of Cloverdale Park contain indemnification provisions.
Kentucky Registrant Guarantors
Carriage Funeral Services of Kentucky, Inc. (“CFSK”), Barnett, Demrow & Ernst, Inc., each a Kentucky corporation (each a “Kentucky Subsidiary”).
Sections 271B.8-500 through 271B.8-580 of the Kentucky Revised Statutes (the “KRS”) govern indemnification of corporate directors and officers. Under the KRS, a person may be indemnified by a corporation against judgments, fines, amounts paid in settlement and reasonable expenses (included attorneys’ fees) in connection with any threatened or pending suit or proceeding, whether civil or criminal, by reason of the fact that he is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director or officer, employee or agent of another entity, if such director or officer acted in good faith and he reasonably believed (a) in the case of conduct in his official capacity with the corporation, the his conduct was in the corporation’s best interest, and (b) in all other cases, that his conduct was at least not opposed to the corporation’s best interest, and, (c) in case of criminal proceeding, he had no reasonable cause to believe that his conduct was unlawful. A Kentucky corporation may not indemnify a director in a suit by or in the right of the corporation in which the director was adjudged liable to the corporation, or in connection with any other proceeding charging improper personal benefit to him, whether or not involving action in his official capacity, in which he was adjudged liable on the basis that personal benefit was improperly received by him. The KRS provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors, or otherwise.
The articles of incorporation of CFSK provides that, to the fullest extent permitted by Kentucky law, a director of the company shall not be liable to the company or its shareholders for monetary damages for breach of fiduciary duty as a director of the company. The bylaws of each Kentucky Subsidiary do not contain indemnification provisions.
Maryland Registrant Guarantor
Hubbard Funeral Home, Inc., a Maryland corporation (the “Maryland Subsidiary”).
Section 2-418 of the Maryland General Corporation Law (“MGCL”) permits indemnification of any officer or director made a party to any proceeding by reason of service as an officer or director unless it is established that: (i) the act or omission of such person was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty; (ii) such person actually received an improper personal benefit in money, property or services; or (iii) in the case of any criminal proceedings, such person had reasonable cause to believe that the act or omission was unlawful. The indemnity may be against judgments, penalties, fines, settlements and reasonable expenses (including attorneys’ fees) actually incurred by the director or officer in connection with the proceeding; but, if the proceeding is one by, or in the right of, the corporation, indemnification is not permitted with respect to any proceeding in which the director or officer has been adjudged to be liable to the corporation. If the proceeding is one charging improper personal benefit to the director or officer, whether or not involving action in the director’s or officer’s official capacity, indemnification of the director or officer is not permitted if the director or officer was adjudged to be liable on the basis that personal benefit was improperly received. Under section 2-418 of the MGCL, the corporation is required to indemnify a director for reasonable expenses incurred if such individual has been successful, on the merits or otherwise, in defense of any proceeding arising out of such individual’s official capacity. Indemnification under the provisions of Maryland law is not deemed exclusive of any other rights, by indemnification or otherwise, to which a director may be entitled under the charter, bylaws, any resolution of stockholders or directors, any agreement or otherwise.
The bylaws of the Maryland Subsidiary contain provisions providing for the indemnification of officers and directors if the officer or director acted in good faith and in a manner reasonably believed to be in the best interest of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. In addition, the bylaws specifically authorize the corporation to purchase and maintain insurance to protect itself and its directors and officers against any expense, liability or loss, whether or not the corporation would have the power to indemnify such persons against such expense, liability or loss under the MGCL.
Massachusetts Registrant Guarantors
CSI Funeral Services of Massachusetts, Inc., Forastiere Family Funeral Service, Inc., Carriage Insurance Agency of Massachusetts, Inc., Cataudella Funeral Home, Inc. (“Cataudella”), each a Massachusetts corporation (each a “Massachusetts Subsidiary”).

Section 67 of the Massachusetts Business Corporation Act (“MBCA”) provides that directors and officers of a corporation may be indemnified by the corporation to the extent authorized by its articles of organization, its bylaws, or the vote by the holders of a majority of the shares of stock entitled to vote on the election of directors. Such indemnification may include payment by the corporation of expenses incurred in defending a civil or criminal action or proceeding in advance of the final disposition of such action or proceeding, upon receipt of an undertaking by the officer or director to repay such payment if he is adjudicated to be not entitled to indemnification. Such indemnification may be provided although the person to be indemnified is no longer an officer or director of the corporation. Under the MBCA, no indemnification shall be provided for an officer or director with respect to any matter as to which he shall have been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that his action was in the best interest of the corporation or to the extent that such matter relates to service with respect to an employee benefit plan, in the best interests of the participants or beneficiaries of such employee benefit plan.
The MBCA authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or other agent of another organization or with respect to any employee benefit plan, against any liability incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability.
The articles of organization of each Massachusetts Subsidiary, except Cataudella, contain indemnification provisions that provide for the indemnification of its directors and officers to the fullest extent permitted by the MBCA. The bylaws of Cataudella contain indemnification provisions that provide for the indemnification of its directors and officers to the fullest extent permitted by the MBCA. In addition, the articles of organization of each Massachusetts Subsidiary provide that, to the fullest extent permitted by the MBCA, a director of the company shall not be liable to the company or its shareholders for monetary damages for breach of fiduciary duty as a director of the company.
Michigan Registrant Guarantor
Carriage Funeral Services of Michigan, Inc., a Michigan corporation (the “Michigan Subsidiary”).
Section 450.1561 of the Michigan Business Corporation Act (“MBCA”) provides that a Michigan corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal, including an action by or in the right of the corporation to procure judgment in its favor, by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, whether for profit or not, against expenses, including attorneys’ fees, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if the person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders, and, with respect to any criminal action or proceeding, if the person had no reasonable cause to believe his conduct was unlawful. In connection with an action by or in the right of the corporation, indemnification may only be made for expenses, including attorney’s fees, actually and reasonably incurred, and for judgments, penalties, fines, and amounts paid in settlement actually and reasonably incurred. Section 450.1563 of the MBCA states that, to the extent that a director, officer, employee, or agent of a corporation has been successful on the merits or other in defense of an action, suit, or proceeding, or in defense of a claim, issue, or matter in the action, suit, or proceeding, he or she shall be indemnified against actual and reasonable expenses, including attorneys’ fee, incurred by him or her in connection with the action, suit or proceeding and an action, suit, or proceeding brought to enforce the mandatory indemnification provided in this section. The MBCA allows Michigan corporations to purchase and maintain insurance on behalf of any of the persons described above, whether or not the corporation would have the power to indemnify such persons.

The certificate of incorporation and bylaws of the Michigan Subsidiary contain provisions eliminating a director’s personal liability for monetary damages for breach of fiduciary duty as a director, except in circumstances involving: (i) a breach of a director’s duty of loyalty to the corporation or its shareholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or knowing violations of law, (iii) the unlawful payment of dividends or stock purchase or redemption, or (iv) transactions from which a director derived an improper personal benefit.
The bylaws of the Michigan Subsidiary contain provisions providing for the indemnification of officers and directors if the officer or director (i) acted in good faith, (ii) acted in a manner he or she reasonably believed to be in the best interest of the corporation or its shareholders, and (iii) submits a written claim for indemnification. In addition, the bylaws specifically authorize the corporation to purchase and maintain insurance to protect itself and its directors and officers against any expense, liability or loss, whether or not the corporation would have the power to indemnify such persons against such expense, liability or loss under its bylaws or the MBCA.
Nevada Registrant Guarantors
Carriage Services of Nevada, Inc., Carriage Municipal Cemetery Services of Nevada, Inc., each a Nevada corporation (each a “Nevada Subsidiary”).
Section 78.7502 of the Nevada Revised Statutes provides that a corporation may indemnify directors or officers who were, are, or are threatened to be made a party in a completed, pending or threatened proceeding, whether civil, criminal, administrative or investigative, by reason of the person’s being or having been an officer or director of the corporation or serving in certain capacities at the request of the corporation. The person to be indemnified must have acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action, such person must have had no reasonable cause to believe his or her conduct was unlawful. With respect to actions by or in the right of the corporation, indemnification may not be made for any claim, issue or matter as to which such a person has been finally adjudged by a court of competent jurisdiction to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action was brought or other court of competent jurisdiction determines upon application that in view of all circumstances the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.
Neither the bylaws or articles of incorporation of the Nevada Subsidiaries contain provisions regarding the indemnification of directors and officers or limitations on the liability of directors.
New Mexico Registrant Guarantor
Carriage Services of New Mexico, Inc., a New Mexico corporation (the “New Mexico Subsidiary”).
Section 53-11-4.1 of the New Mexico Business Corporation Act empowers a corporation to indemnify any officer or director against judgments, penalties, fines, settlements, and reasonable expenses actually incurred by the person in connection with any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, if the person acted in good faith and (a) in the case of conduct in the person’s official capacity, that the person’s conduct was in the best interest of the corporation, and (b) in all other cases, the person’s conduct was at least not opposed to the corporation’s best interest, and (c) with respect to a criminal proceeding, the person had no reasonable cause to believe that his conduct was unlawful. Such section empowers a corporation to maintain insurance or furnish similar protection on behalf of any officer of director against any liability asserted against the person in such capacity whether or not the corporation would have the power to indemnify the person against such liability under the provisions described above. The indemnification provisions described above are not exclusive of any other rights to which an officer of director may be entitled under the articles of incorporation, the bylaws, an agreement, a resolution of shareholders or directors or otherwise.

Neither the bylaws or articles of incorporation of the New Mexico Subsidiary contain provisions regarding the indemnification of directors and officers or limitations on the liability of directors.
Ohio Registrant Guarantor
CHC Insurance Agency of Ohio, Inc., an Ohio corporation (the “Ohio Subsidiary”).
Section 1701.13(E)(1) of the Ohio Revised Code provides that a corporation may indemnify or agree to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director or officer of the corporation, against expenses and liability reasonably incurred by the director or officer in connection with such proceeding if the director or officer acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that this conduct was unlawful. In connection with any threatened, pending, or completed proceeding, by or in the right of the corporation to procure a judgment in its favor, no indemnification shall be made (subject to certain exceptions) if: (a) such person shall have been adjudged to be liable for negligence or misconduct in the performance of the person’s duty to the corporation unless and only to the extent that the court in which the proceeding was brought shall determine upon application that, despite the adjudication of liability, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as such court shall deem proper; or (b) the only liability asserted against a director in a proceeding is for the director voting for or assenting to the following: the payment of a dividend or distribution, the making of a distribution of assets to shareholders, or the purchase or redemption of the corporation’s own shares in violation of Ohio law or the corporation’s articles of incorporation; a distribution of assets to shareholders during the winding up of the affairs of the corporation, or on dissolution or otherwise, without the payment of all known obligations of the corporation or without making adequate provision for their payment; or the making of a loan, other than in the usual course of business, to an officer, director or shareholder of the corporation other than in the case of at the time of the making of the loan, a majority of the disinterested directors of the corporation voted for the loan and taking into account the terms and provisions of the loan and other relevant factors, determined that the making of the loan could reasonably be expected to benefit the corporation.
The regulations of the Ohio Subsidiary contain indemnification provisions that provide for the indemnification of its directors and officers to the fullest extent permitted by Ohio law. In addition, the regulations specifically authorize the corporation to purchase and maintain insurance to protect itself and its directors and officers against any expense, liability or loss, whether or not the corporation would have the power to indemnify such persons against such expense, liability or loss under its regulations.
Oklahoma Registrant Guarantor
Carriage Services of Oklahoma, L.L.C., an Oklahoma limited liability company (the “Oklahoma Subsidiary”).
Section 2017 of the Oklahoma Limited Liability Company Act (“OLLCA”) provides that the articles of organization or operating agreement of a limited liability company may provide for the indemnification of members or managers of the company. Under the OLLCA, the articles of organization or operating agreement may also eliminate or limit the liability of a member or manager for monetary damages for breach of fiduciary duty, except in circumstances involving (i) a manager’s breach of the duty of loyalty to the company or its members, (ii) acts or omissions not in good faith or which involve intentional misconduct or knowing violations of the law, or (iii) any transaction from which the manager derived an improper personal benefit.
The operating agreement of the Oklahoma Subsidiary contains indemnification provisions that provide for the indemnification of its managers and officers to the fullest extent permitted by the OLLCA. In addition, the operating agreement specifically authorizes the company to purchase and maintain insurance to protect itself and its managers and officers against any expense, liability or loss, whether or not the company would have the power to indemnify such persons against such expense, liability or loss under its operating agreement.
Texas Registrant Guarantors
Carriage Cemetery Services, Inc., a Texas corporation (“CCSI”).
Article 2.02-1 of the Texas Business Corporation Act (“TBCA”) provides that any director or officer of a Texas corporation may be indemnified against judgments, penalties, fines, settlements and reasonable expenses actually incurred by the person in connection with or in defending any action, suit or proceeding in which he was, is, or is threatened to be made a named defendant by reason of his position as director or officer, provided that (1) he conducted himself in good faith; and (2) he reasonably believed that, in the case of conduct in his official capacity as a director or officer of the corporation, such conduct was in the corporation’s best interests; and, in all other cases, that such conduct was at least not opposed to the corporation’s best interests, and (3) in the case of a criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. If a director or officer is wholly successful, on the merits or otherwise, in connection with such a proceeding, such indemnification is mandatory.
The bylaws of CCSI contain indemnification provisions providing for the indemnification of directors only if it is determined that the director (i) conducted himself in good faith, (ii) reasonably believed that, in the case of conduct in his official capacity as a director or officer of the corporation, such conduct was in the corporation’s best interests; and, in all other cases, that such conduct was at least not opposed to the corporation’s best interests, and (iii) in the case of a criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. If a director is wholly successful, on the merits or otherwise, in connection with such a proceeding, such indemnification is mandatory. The bylaws also provide that a court may order the indemnification of a director if the court, upon application of the director, determines that such director is fairly and reasonably entitled to indemnification in view of the relevant circumstances. An officer of the corporation may be indemnified to the same extent as a director who is successful in a proceeding or who applies to a court for indemnification. The bylaws specifically authorize the corporation to purchase and maintain insurance to protect itself and its directors and officers against any expense, liability or loss, whether or not the corporation would have the power to indemnify such persons against such expense, liability or loss under its bylaws or the TBCA.
The articles of incorporation of CCSI provide that, to the fullest extent permitted by Texas law, a director of the corporation shall not be liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director of the corporation.
Carriage Management, L.P., a Texas limited partnership (“CMLP”).
Section 11.02 of the Texas Revised Limited Partnership Act (“TRLPA”) provides that a limited partnership may indemnify a person who was, is or is threatened to be made a named defendant or respondent in a proceeding because the person is or was a general partner of a limited partnership, and it is determined that the person (i) acted in good faith, (ii) reasonably believed, in cases regarding the person’s conduct in the official capacity of general partner, that such conduct was in the best interest of the partnership, and in all other cases, that the person’s conduct was at least not opposed to the partnership’s best interests, and (iii) in the case of a criminal proceeding, the person had no reasonable cause to believe that the conduct was unlawful. Pursuant to Section 11.17 of the TRLPA, a limited partnership may further indemnify and advance expenses to a limited partner, employee, agent, or person serving at the request of the limited partnership as a representative of another enterprise, if so provided by the partnership agreement.

The agreement of limited partnership of CMLP contains indemnification provisions that provide for the indemnification of its partners and officers to the fullest extent permitted by the TRLPA, as amended. In addition, the agreement of limited partnership specifically authorizes the partnership to purchase and maintain insurance to protect itself and its partners and officers against any expense, liability or loss, whether or not the partnership would have the power to indemnify such persons against such expense, liability or loss under its agreement of limited partnership.
16. Exhibits
The following is a list of exhibits filed as a part of this registration statement.

4.1+	Form of Senior Debt Indenture

4.2+	Form of Subordinated Debt Indenture

5.1+	Opinion of Haynes and Boone, LLP

5.2+	Opinion of J. Bradley Green, Executive Vice President, General Counsel and Secretary to Carriage Services, Inc.

12.1+	Statement Regarding the Computation of Ratio of Earnings to Fixed Charges.

23.1	Consent of Haynes and Boone, LLP (included in Exhibit 5.1)

23.2	Consent of J. Bradley Green (included in Exhibit 5.2)

23.3+	Consent of KPMG LLP.

24.1	Power of Attorney (included on the signature pages of this Registration Statement).

*	We will file as an exhibit to a Current Report on Form 8-K (i) any underwriting, remarketing or agency agreement relating to the securities offered hereby, (ii) the instruments setting forth the terms of any debt securities, preferred stock or warrants, (iii) any additional required opinions of counsel with respect to the legality of the securities offered hereby, (iv) any required opinion of counsel of Carriage Services, Inc. as to certain tax matters relative to the securities offered hereby, or (v) any Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of the applicable trustee.

+	Filed herewith
17. Undertakings
     (a) The undersigned registrant hereby undertakes:
     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) of the Securities Act of 1933 if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     (4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i) If the registrant is relying on Rule 430B:
     (A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
     (B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
     (5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
     (i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

     (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
     (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
     (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.
     (d) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939 (the “Act”) in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

SIGNATURES AND POWER OF ATTORNEY
Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Houston, State of Texas, on January 14, 2011.

CARRIAGE SERVICES, INC.
By:	/s/ Terry E. Sanford
Terry E. Sanford
Executive Vice President and Chief Financial Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Terry E. Sanford and J. Bradley Green, and each of them acting individually, as his or her true and lawful attorney-in-fact and agent, with full power of each to act alone, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments and any related registration statements filed pursuant to Rule 462 and otherwise), and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that all said attorneys-in-fact and agents, or any of them or their substitute or resubstitute, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons on behalf of the Registrant and in the capacities and on the date indicated.

Signature	Title with Carriage Services, Inc.	Date

/s/ Melvin C. Payne Melvin C. Payne	Chairman of the Board and Chief Executive Officer and Director (Principal Executive Officer)	January 14, 2011

/s/ Terry E. Sanford Terry E. Sanford	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	January 14, 2011

/s/ Ronald A. Erickson Ronald A. Erickson	Director	January 14, 2011

/s/ L. William Heiligbrodt L. William Heiligbrodt	Director	January 14, 2011

/s/ Vincent D. Foster Vincent D. Foster	Director	January 14, 2011

/s/ Richard W. Scott Richard W. Scott	Director	January 14, 2011

SIGNATURES AND POWER OF ATTORNEY
Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Houston, State of Texas, on January 14, 2011.

Carriage Funeral Holdings, Inc.
/s/ Terry E. Sanford
Terry E. Sanford
Executive Vice President and Chief Financial Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Terry E. Sanford and J. Bradley Green, and each of them acting individually, as his or her true and lawful attorney-in-fact and agent, with full power of each to act alone, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments and any related registration statements filed pursuant to Rule 462 and otherwise), and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that all said attorneys-in-fact and agents, or any of them or their substitute or resubstitute, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title with Carriage Funeral Holdings, Inc.	Date

/s/ Melvin C. Payne Melvin C. Payne	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	January 14, 2011

/s/ Terry E. Sanford Terry E. Sanford	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	January 14, 2011

/s/ J. Bradley Green J. Bradley Green	Director	January 14, 2011

SIGNATURES AND POWER OF ATTORNEY
Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Houston, State of Texas, on January 14, 2011.

CFS Funeral Services, Inc.
/s/ Terry E. Sanford
Terry E. Sanford
Executive Vice President and Chief Financial Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Terry E. Sanford and J. Bradley Green, and each of them acting individually, as his or her true and lawful attorney-in-fact and agent, with full power of each to act alone, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments and any related registration statements filed pursuant to Rule 462 and otherwise), and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that all said attorneys-in-fact and agents, or any of them or their substitute or resubstitute, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title with CFS Funeral Services, Inc.	Date

/s/ Melvin C. Payne Melvin C. Payne	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	January 14, 2011

/s/ Terry E. Sanford Terry E. Sanford	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	January 14, 2011

/s/ J. Bradley Green J. Bradley Green	Director	January 14, 2011

SIGNATURES AND POWER OF ATTORNEY
Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Houston, State of Texas, on January 14, 2011.

Carriage Holding Company, Inc.
/s/ Terry E. Sanford
Terry E. Sanford
Executive Vice President and Chief Financial Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Terry E. Sanford and J. Bradley Green, and each of them acting individually, as his or her true and lawful attorney-in-fact and agent, with full power of each to act alone, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments and any related registration statements filed pursuant to Rule 462 and otherwise), and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that all said attorneys-in-fact and agents, or any of them or their substitute or resubstitute, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title with Carriage Holding Company, Inc.	Date

/s/ Melvin C. Payne Melvin C. Payne	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	January 14, 2011

/s/ Terry E. Sanford Terry E. Sanford	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	January 14, 2011

/s/ J. Bradley Green J. Bradley Green	Director	January 14, 2011

SIGNATURES AND POWER OF ATTORNEY
Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Houston, State of Texas, on January 14, 2011.

Carriage Funeral Services of Michigan, Inc.
/s/ Terry E. Sanford
Terry E. Sanford
Executive Vice President and Chief Financial Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Terry E. Sanford and J. Bradley Green, and each of them acting individually, as his or her true and lawful attorney-in-fact and agent, with full power of each to act alone, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments and any related registration statements filed pursuant to Rule 462 and otherwise), and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that all said attorneys-in-fact and agents, or any of them or their substitute or resubstitute, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title with Carriage Funeral Services of Michigan, Inc.	Date

/s/ Thomas E. Rood Thomas E. Rood	Director and President (Principal Executive Officer)	January 14, 2011

/s/ Terry E. Sanford Terry E. Sanford	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	January 14, 2011

SIGNATURES AND POWER OF ATTORNEY
Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Houston, State of Texas, on January 14, 2011.

Carriage Funeral Services of Kentucky, Inc.
/s/ Terry E. Sanford
Terry E. Sanford
Executive Vice President and Chief Financial Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Terry E. Sanford and J. Bradley Green, and each of them acting individually, as his or her true and lawful attorney-in-fact and agent, with full power of each to act alone, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments and any related registration statements filed pursuant to Rule 462 and otherwise), and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that all said attorneys-in-fact and agents, or any of them or their substitute or resubstitute, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title with Carriage Funeral Services of Kentucky, Inc.	Date

/s/ Melvin C. Payne Melvin C. Payne	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	January 14, 2011

/s/ Terry E. Sanford Terry E. Sanford	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	January 14, 2011

/s/ J. Bradley Green J. Bradley Green	Director	January 14, 2011

SIGNATURES AND POWER OF ATTORNEY
Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Houston, State of Texas, on January 14, 2011.

Carriage Funeral Services of California, Inc.
/s/ Terry E. Sanford
Terry E. Sanford
Executive Vice President and Chief Financial Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Terry E. Sanford and J. Bradley Green, and each of them acting individually, as his or her true and lawful attorney-in-fact and agent, with full power of each to act alone, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments and any related registration statements filed pursuant to Rule 462 and otherwise), and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that all said attorneys-in-fact and agents, or any of them or their substitute or resubstitute, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title with Carriage Funeral Services of California, Inc.	Date

/s/ Melvin C. Payne Melvin C. Payne	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	January 14, 2011

/s/ Terry E. Sanford Terry E. Sanford	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	January 14, 2011

/s/ J. Bradley Green J. Bradley Green	Director	January 14, 2011

SIGNATURES AND POWER OF ATTORNEY
Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Houston, State of Texas, on January 14, 2011.

Carriage Cemetery Services of Idaho, Inc.
/s/ Terry E. Sanford
Terry E. Sanford
Executive Vice President and Chief Financial Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Terry E. Sanford and J. Bradley Green, and each of them acting individually, as his or her true and lawful attorney-in-fact and agent, with full power of each to act alone, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments and any related registration statements filed pursuant to Rule 462 and otherwise), and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that all said attorneys-in-fact and agents, or any of them or their substitute or resubstitute, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title with Carriage Cemetery Services of Idaho, Inc.	Date

/s/ Melvin C. Payne Melvin C. Payne	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	January 14, 2011

/s/ Terry E. Sanford Terry E. Sanford	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	January 14, 2011

/s/ J. Bradley Green J. Bradley Green	Director	January 14, 2011

SIGNATURES AND POWER OF ATTORNEY
Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Houston, State of Texas, on January 14, 2011.

Wilson & Kratzer Mortuaries
/s/ Terry E. Sanford
Terry E. Sanford
Executive Vice President and Chief Financial Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Terry E. Sanford and J. Bradley Green, and each of them acting individually, as his or her true and lawful attorney-in-fact and agent, with full power of each to act alone, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments and any related registration statements filed pursuant to Rule 462 and otherwise), and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that all said attorneys-in-fact and agents, or any of them or their substitute or resubstitute, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title with Wilson & Kratzer Mortuaries	Date

/s/ Melvin C. Payne Melvin C. Payne	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	January 14, 2011

/s/ Terry E. Sanford Terry E. Sanford	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	January 14, 2011

/s/ J. Bradley Green J. Bradley Green	Director	January 14, 2011

SIGNATURES AND POWER OF ATTORNEY
Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Houston, State of Texas, on January 14, 2011.

Rolling Hill Memorial Park
/s/ Terry E. Sanford
Terry E. Sanford
Executive Vice President and Chief Financial Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Terry E. Sanford and J. Bradley Green, and each of them acting individually, as his or her true and lawful attorney-in-fact and agent, with full power of each to act alone, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments and any related registration statements filed pursuant to Rule 462 and otherwise), and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that all said attorneys-in-fact and agents, or any of them or their substitute or resubstitute, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title with Rolling Hill Memorial Park	Date

/s/ Melvin C. Payne Melvin C. Payne	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	January 14, 2011

/s/ Terry E. Sanford Terry E. Sanford	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	January 14, 2011

/s/ J. Bradley Green J. Bradley Green	Director	January 14, 2011

SIGNATURES AND POWER OF ATTORNEY
Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Houston, State of Texas, on January 14, 2011.

Carriage Services of Connecticut, Inc.
/s/ Terry E. Sanford
Terry E. Sanford
Executive Vice President and Chief Financial Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Terry E. Sanford and J. Bradley Green, and each of them acting individually, as his or her true and lawful attorney-in-fact and agent, with full power of each to act alone, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments and any related registration statements filed pursuant to Rule 462 and otherwise), and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that all said attorneys-in-fact and agents, or any of them or their substitute or resubstitute, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title with Carriage Services of Connecticut, Inc.	Date

/s/ Melvin C. Payne Melvin C. Payne	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	January 14, 2011

/s/ Terry E. Sanford Terry E. Sanford	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	January 14, 2011

/s/ J. Bradley Green J. Bradley Green	Director	January 14, 2011

SIGNATURES AND POWER OF ATTORNEY
Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Houston, State of Texas, on January 14, 2011.

CSI Funeral Services of Massachusetts, Inc.
/s/ Terry E. Sanford
Terry E. Sanford
Executive Vice President and Chief Financial Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Terry E. Sanford and J. Bradley Green, and each of them acting individually, as his or her true and lawful attorney-in-fact and agent, with full power of each to act alone, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments and any related registration statements filed pursuant to Rule 462 and otherwise), and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that all said attorneys-in-fact and agents, or any of them or their substitute or resubstitute, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title with CSI Funeral Services of Massachusetts, Inc.	Date

/s/ Melvin C. Payne Melvin C. Payne	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	January 14, 2011

/s/ Terry E. Sanford Terry E. Sanford	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	January 14, 2011

/s/ J. Bradley Green J. Bradley Green	Director	January 14, 2011

SIGNATURES AND POWER OF ATTORNEY
Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Houston, State of Texas, on January 14, 2011.

CHC Insurance Agency of Ohio, Inc.
/s/ Terry E. Sanford
Terry E. Sanford
Executive Vice President and Chief Financial Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Terry E. Sanford and J. Bradley Green, and each of them acting individually, as his or her true and lawful attorney-in-fact and agent, with full power of each to act alone, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments and any related registration statements filed pursuant to Rule 462 and otherwise), and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that all said attorneys-in-fact and agents, or any of them or their substitute or resubstitute, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title with CHC Insurance Agency of Ohio, Inc.	Date

/s/ Melvin C. Payne Melvin C. Payne	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	January 14, 2011

/s/ Terry E. Sanford Terry E. Sanford	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	January 14, 2011

/s/ J. Bradley Green J. Bradley Green	Director	January 14, 2011

SIGNATURES AND POWER OF ATTORNEY
Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Houston, State of Texas, on January 14, 2011.

Barnett, Demrow & Ernst, Inc.
/s/ Terry E. Sanford
Terry E. Sanford
Executive Vice President and Chief Financial Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Terry E. Sanford and J. Bradley Green, and each of them acting individually, as his or her true and lawful attorney-in-fact and agent, with full power of each to act alone, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments and any related registration statements filed pursuant to Rule 462 and otherwise), and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that all said attorneys-in-fact and agents, or any of them or their substitute or resubstitute, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title with Barnett, Demrow & Ernst, Inc.	Date

/s/ Melvin C. Payne Melvin C. Payne	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	January 14, 2011

/s/ Terry E. Sanford Terry E. Sanford	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	January 14, 2011

/s/ J. Bradley Green J. Bradley Green	Director	January 14, 2011

SIGNATURES AND POWER OF ATTORNEY
Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Houston, State of Texas, on January 14, 2011.

Carriage Services of New Mexico, Inc.
/s/ Terry E. Sanford
Terry E. Sanford
Executive Vice President and Chief Financial Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Terry E. Sanford and J. Bradley Green, and each of them acting individually, as his or her true and lawful attorney-in-fact and agent, with full power of each to act alone, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments and any related registration statements filed pursuant to Rule 462 and otherwise), and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that all said attorneys-in-fact and agents, or any of them or their substitute or resubstitute, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title with Carriage Services of New Mexico, Inc.	Date

/s/ Melvin C. Payne Melvin C. Payne	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	January 14, 2011

/s/ Terry E. Sanford Terry E. Sanford	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	January 14, 2011

/s/ J. Bradley Green J. Bradley Green	Director	January 14, 2011

SIGNATURES AND POWER OF ATTORNEY
Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Houston, State of Texas, on January 14, 2011.

Forastiere Family Funeral Service, Inc.
/s/ Terry E. Sanford
Terry E. Sanford
Executive Vice President and Chief Financial Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Terry E. Sanford and J. Bradley Green, and each of them acting individually, as his or her true and lawful attorney-in-fact and agent, with full power of each to act alone, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments and any related registration statements filed pursuant to Rule 462 and otherwise), and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that all said attorneys-in-fact and agents, or any of them or their substitute or resubstitute, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title with Forastiere Family Funeral Service, Inc.	Date

/s/ Melvin C. Payne Melvin C. Payne	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	January 14, 2011

/s/ Terry E. Sanford Terry E. Sanford	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	January 14, 2011

/s/ Frank A. Forastiere Frank A. Forastiere	Director, President, and Clerk	January 14, 2011

/s/ J. Bradley Green J. Bradley Green	Director	January 14, 2011

SIGNATURES AND POWER OF ATTORNEY
Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Houston, State of Texas, on January 14, 2011.

Carriage Cemetery Services, Inc.
/s/ Terry E. Sanford
Terry E. Sanford
Executive Vice President and Chief Financial Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Terry E. Sanford and J. Bradley Green, and each of them acting individually, as his or her true and lawful attorney-in-fact and agent, with full power of each to act alone, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments and any related registration statements filed pursuant to Rule 462 and otherwise), and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that all said attorneys-in-fact and agents, or any of them or their substitute or resubstitute, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title with Carriage Cemetery Services, Inc.	Date

/s/ Melvin C. Payne Melvin C. Payne	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	January 14, 2011

/s/ Terry E. Sanford Terry E. Sanford	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	January 14, 2011

/s/ J. Bradley Green J. Bradley Green	Director	January 14, 2011

SIGNATURES AND POWER OF ATTORNEY
Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Houston, State of Texas, on January 14, 2011.

Carriage Services of Oklahoma, L.L.C.
/s/ Terry E. Sanford
Terry E. Sanford
Executive Vice President and Chief Financial Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Terry E. Sanford and J. Bradley Green, and each of them acting individually, as his or her true and lawful attorney-in-fact and agent, with full power of each to act alone, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments and any related registration statements filed pursuant to Rule 462 and otherwise), and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that all said attorneys-in-fact and agents, or any of them or their substitute or resubstitute, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title with Carriage Services of Oklahoma, L.L.C.	Date

/s/ Melvin C. Payne Melvin C. Payne	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	January 14, 2011

/s/ Terry E. Sanford Terry E. Sanford	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	January 14, 2011

/s/ J. Bradley Green J. Bradley Green	Manager	January 14, 2011

SIGNATURES AND POWER OF ATTORNEY
Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Houston, State of Texas, on January 14, 2011.

Carriage Services of Nevada, Inc.
/s/ Terry E. Sanford
Terry E. Sanford
Executive Vice President and Chief Financial Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Terry E. Sanford and J. Bradley Green, and each of them acting individually, as his or her true and lawful attorney-in-fact and agent, with full power of each to act alone, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments and any related registration statements filed pursuant to Rule 462 and otherwise), and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that all said attorneys-in-fact and agents, or any of them or their substitute or resubstitute, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title with Carriage Services of Nevada, Inc.	Date

/s/ Melvin C. Payne Melvin C. Payne	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	January 14, 2011

/s/ Terry E. Sanford Terry E. Sanford	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	January 14, 2011

/s/ J. Bradley Green J. Bradley Green	Director	January 14, 2011

SIGNATURES AND POWER OF ATTORNEY
Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Houston, State of Texas, on January 14, 2011.

Hubbard Funeral Home, Inc.
/s/ Terry E. Sanford
Terry E. Sanford
Executive Vice President and Chief Financial Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Terry E. Sanford and J. Bradley Green, and each of them acting individually, as his or her true and lawful attorney-in-fact and agent, with full power of each to act alone, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments and any related registration statements filed pursuant to Rule 462 and otherwise), and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that all said attorneys-in-fact and agents, or any of them or their substitute or resubstitute, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title with Hubbard Funeral Home, Inc.	Date

/s/ Melvin C. Payne Melvin C. Payne	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	January 14, 2011

/s/ Terry E. Sanford Terry E. Sanford	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	January 14, 2011

/s/ J. Bradley Green J. Bradley Green	Director	January 14, 2011

SIGNATURES AND POWER OF ATTORNEY
Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Houston, State of Texas, on January 14, 2011.

Carriage Team California (Cemetery), LLC
/s/ Terry E. Sanford
Terry E. Sanford
Executive Vice President and Chief Financial Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Terry E. Sanford and J. Bradley Green, and each of them acting individually, as his or her true and lawful attorney-in-fact and agent, with full power of each to act alone, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments and any related registration statements filed pursuant to Rule 462 and otherwise), and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that all said attorneys-in-fact and agents, or any of them or their substitute or resubstitute, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title with Carriage Team California (Cemetery), LLC	Date

/s/ Melvin C. Payne Melvin C. Payne	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	January 14, 2011

/s/ Terry E. Sanford Terry E. Sanford	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	January 14, 2011

/s/ J. Bradley Green J. Bradley Green	Manager	January 14, 2011

SIGNATURES AND POWER OF ATTORNEY
Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Houston, State of Texas, on January 14, 2011.

Carriage Team California (Funeral), LLC
/s/ Terry E. Sanford
Terry E. Sanford
Executive Vice President and Chief Financial Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Terry E. Sanford and J. Bradley Green, and each of them acting individually, as his or her true and lawful attorney-in-fact and agent, with full power of each to act alone, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments and any related registration statements filed pursuant to Rule 462 and otherwise), and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that all said attorneys-in-fact and agents, or any of them or their substitute or resubstitute, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title with Carriage Team California (Funeral), LLC	Date

/s/ Melvin C. Payne Melvin C. Payne	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	January 14, 2011

/s/ Terry E. Sanford Terry E. Sanford	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	January 14, 2011

/s/ J. Bradley Green J. Bradley Green	Manager	January 14, 2011

SIGNATURES AND POWER OF ATTORNEY
Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Houston, State of Texas, on January 14, 2011.

Carriage Team Florida (Cemetery), LLC
/s/ Terry E. Sanford
Terry E. Sanford
Executive Vice President and Chief Financial Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Terry E. Sanford and J. Bradley Green, and each of them acting individually, as his or her true and lawful attorney-in-fact and agent, with full power of each to act alone, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments and any related registration statements filed pursuant to Rule 462 and otherwise), and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that all said attorneys-in-fact and agents, or any of them or their substitute or resubstitute, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title with Carriage Team Florida (Cemetery), LLC	Date

/s/ Melvin C. Payne Melvin C. Payne	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	January 14, 2011

/s/ Terry E. Sanford Terry E. Sanford	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	January 14, 2011

/s/ J. Bradley Green J. Bradley Green	Manager	January 14, 2011

SIGNATURES AND POWER OF ATTORNEY
Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Houston, State of Texas, on January 14, 2011.

Carriage Team Florida (Funeral), LLC
/s/ Terry E. Sanford
Terry E. Sanford
Executive Vice President and Chief Financial Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Terry E. Sanford and J. Bradley Green, and each of them acting individually, as his or her true and lawful attorney-in-fact and agent, with full power of each to act alone, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments and any related registration statements filed pursuant to Rule 462 and otherwise), and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that all said attorneys-in-fact and agents, or any of them or their substitute or resubstitute, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title with Carriage Team Florida (Funeral), LLC	Date

/s/ Melvin C. Payne Melvin C. Payne	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	January 14, 2011

/s/ Terry E. Sanford Terry E. Sanford	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	January 14, 2011

/s/ J. Bradley Green J. Bradley Green	Manager	January 14, 2011

SIGNATURES AND POWER OF ATTORNEY
Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Houston, State of Texas, on January 14, 2011.

Carriage Services of Ohio, LLC
/s/ Terry E. Sanford
Terry E. Sanford
Executive Vice President and Chief Financial Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Terry E. Sanford and J. Bradley Green, and each of them acting individually, as his or her true and lawful attorney-in-fact and agent, with full power of each to act alone, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments and any related registration statements filed pursuant to Rule 462 and otherwise), and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that all said attorneys-in-fact and agents, or any of them or their substitute or resubstitute, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title with Carriage Services of Ohio, LLC	Date

/s/ Melvin C. Payne Melvin C. Payne	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	January 14, 2011

/s/ Terry E. Sanford Terry E. Sanford	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	January 14, 2011

/s/ J. Bradley Green J. Bradley Green	Manager	January 14, 2011

SIGNATURES AND POWER OF ATTORNEY
Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Houston, State of Texas, on January 14, 2011.

Carriage Team Kansas, LLC
/s/ Terry E. Sanford
Terry E. Sanford
Executive Vice President and Chief Financial Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Terry E. Sanford and J. Bradley Green, and each of them acting individually, as his or her true and lawful attorney-in-fact and agent, with full power of each to act alone, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments and any related registration statements filed pursuant to Rule 462 and otherwise), and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that all said attorneys-in-fact and agents, or any of them or their substitute or resubstitute, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title with Carriage Team Kansas, LLC	Date

/s/ Melvin C. Payne Melvin C. Payne	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	January 14, 2011

/s/ Terry E. Sanford Terry E. Sanford	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	January 14, 2011

/s/ J. Bradley Green J. Bradley Green	Manager	January 14, 2011

SIGNATURES AND POWER OF ATTORNEY
Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Houston, State of Texas, on January 14, 2011.

Carriage Municipal Cemetery Services of Nevada, Inc.
/s/ Terry E. Sanford
Terry E. Sanford
Executive Vice President and Chief Financial Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Terry E. Sanford and J. Bradley Green, and each of them acting individually, as his or her true and lawful attorney-in-fact and agent, with full power of each to act alone, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments and any related registration statements filed pursuant to Rule 462 and otherwise), and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that all said attorneys-in-fact and agents, or any of them or their substitute or resubstitute, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title with Carriage Municipal Cemetery Services of Nevada, Inc.	Date

/s/ Melvin C. Payne Melvin C. Payne	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	January 14, 2011

/s/ Terry E. Sanford Terry E. Sanford	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	January 14, 2011

/s/ J. Bradley Green J. Bradley Green	Director	January 14, 2011

SIGNATURES AND POWER OF ATTORNEY
Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Houston, State of Texas, on January 14, 2011.

Carriage Cemetery Services of California, Inc.
/s/ Terry E. Sanford
Terry E. Sanford
Executive Vice President and Chief Financial Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Terry E. Sanford and J. Bradley Green, and each of them acting individually, as his or her true and lawful attorney-in-fact and agent, with full power of each to act alone, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments and any related registration statements filed pursuant to Rule 462 and otherwise), and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that all said attorneys-in-fact and agents, or any of them or their substitute or resubstitute, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title with Carriage Cemetery Services of California, Inc.	Date

/s/ Melvin C. Payne Melvin C. Payne	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	January 14, 2011

/s/ Terry E. Sanford Terry E. Sanford	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	January 14, 2011

/s/ J. Bradley Green J. Bradley Green	Director	January 14, 2011

SIGNATURES AND POWER OF ATTORNEY
Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Houston, State of Texas, on January 14, 2011.

Carriage Insurance Agency of Massachusetts, Inc.
/s/ Melvin C. Payne
Melvin C. Payne
Chairman of the Board and Chief Executive Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Terry E. Sanford and J. Bradley Green, and each of them acting individually, as his or her true and lawful attorney-in-fact and agent, with full power of each to act alone, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments and any related registration statements filed pursuant to Rule 462 and otherwise), and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that all said attorneys-in-fact and agents, or any of them or their substitute or resubstitute, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title with Carriage Insurance Agency of Massachusetts, Inc.	Date

/s/ Melvin C. Payne Melvin C. Payne	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	January 14, 2011

/s/ Frank Forastiere Frank Forastiere	Director and Treasurer (Principal Financial and Accounting Officer)	January 14, 2011

/s/ JoAnn Skiba JoAnn Skiba	Director and Clerk	January 14, 2011

SIGNATURES AND POWER OF ATTORNEY
Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Houston, State of Texas, on January 14, 2011.

Carriage Internet Strategies, Inc.
/s/ Terry E. Sanford
Terry E. Sanford
Executive Vice President and Chief Financial Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Terry E. Sanford and J. Bradley Green, and each of them acting individually, as his or her true and lawful attorney-in-fact and agent, with full power of each to act alone, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments and any related registration statements filed pursuant to Rule 462 and otherwise), and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that all said attorneys-in-fact and agents, or any of them or their substitute or resubstitute, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title with Carriage Internet Strategies, Inc.	Date

/s/ Melvin C. Payne Melvin C. Payne	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	January 14, 2011

/s/ Terry E. Sanford Terry E. Sanford	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	January 14, 2011

/s/ J. Bradley Green J. Bradley Green	Director	January 14, 2011

SIGNATURES AND POWER OF ATTORNEY
Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Houston, State of Texas, on January 14, 2011.

Carriage Investments, Inc., for itself and as General Partner of Carriage Management, L.P.
/s/ Terry E. Sanford
Terry E. Sanford
Executive Vice President and Chief Financial Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Terry E. Sanford and J. Bradley Green, and each of them acting individually, as his or her true and lawful attorney-in-fact and agent, with full power of each to act alone, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments and any related registration statements filed pursuant to Rule 462 and otherwise), and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that all said attorneys-in-fact and agents, or any of them or their substitute or resubstitute, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title with Carriage Investments, Inc.	Date

/s/ Melvin C. Payne Melvin C. Payne	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	January 14, 2011

/s/ Terry E. Sanford Terry E. Sanford	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	January 14, 2011

/s/ J. Bradley Green J. Bradley Green	Director	January 14, 2011

SIGNATURES AND POWER OF ATTORNEY
Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Houston, State of Texas, on January 14, 2011.

Cochrane’s Chapel of the Roses, Inc.
/s/ Terry E. Sanford
Terry E. Sanford
Executive Vice President and Chief Financial Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Terry E. Sanford and J. Bradley Green, and each of them acting individually, as his or her true and lawful attorney-in-fact and agent, with full power of each to act alone, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments and any related registration statements filed pursuant to Rule 462 and otherwise), and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that all said attorneys-in-fact and agents, or any of them or their substitute or resubstitute, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title with Cochrane’s Chapel of the Roses, Inc.	Date

/s/ Melvin C. Payne Melvin C. Payne	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	January 14, 2011

/s/ Terry E. Sanford Terry E. Sanford	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	January 14, 2011

/s/ J. Bradley Green J. Bradley Green	Director	January 14, 2011

SIGNATURES AND POWER OF ATTORNEY
Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Houston, State of Texas, on January 14, 2011.

Horizon Cremation Society, Inc.
/s/ Terry E. Sanford
Terry E. Sanford
Executive Vice President and Chief Financial Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Terry E. Sanford and J. Bradley Green, and each of them acting individually, as his or her true and lawful attorney-in-fact and agent, with full power of each to act alone, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments and any related registration statements filed pursuant to Rule 462 and otherwise), and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that all said attorneys-in-fact and agents, or any of them or their substitute or resubstitute, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title with Horizon Cremation Society, Inc.	Date

/s/ Melvin C. Payne Melvin C. Payne	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	January 14, 2011

/s/ Terry E. Sanford Terry E. Sanford	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	January 14, 2011

/s/ J. Bradley Green J. Bradley Green	Director	January 14, 2011

SIGNATURES AND POWER OF ATTORNEY
Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Houston, State of Texas, on January 14, 2011.

Carriage Life Events, Inc.
/s/ Terry E. Sanford
Terry E. Sanford
Executive Vice President and Chief Financial Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Terry E. Sanford and J. Bradley Green, and each of them acting individually, as his or her true and lawful attorney-in-fact and agent, with full power of each to act alone, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments and any related registration statements filed pursuant to Rule 462 and otherwise), and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that all said attorneys-in-fact and agents, or any of them or their substitute or resubstitute, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title with Carriage Life Events, Inc.	Date

/s/ Melvin C. Payne Melvin C. Payne	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	January 14, 2011

/s/ Terry E. Sanford Terry E. Sanford	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	January 14, 2011

/s/ J. Bradley Green J. Bradley Green	Director	January 14, 2011

SIGNATURES AND POWER OF ATTORNEY
Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Houston, State of Texas, on January 14, 2011.

Carriage Merger I, Inc.
/s/ Terry E. Sanford
Terry E. Sanford
Executive Vice President and Chief Financial Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Terry E. Sanford and J. Bradley Green, and each of them acting individually, as his or her true and lawful attorney-in-fact and agent, with full power of each to act alone, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments and any related registration statements filed pursuant to Rule 462 and otherwise), and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that all said attorneys-in-fact and agents, or any of them or their substitute or resubstitute, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title with Carriage Merger I, Inc.	Date

/s/ Melvin C. Payne Melvin C. Payne	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	January 14, 2011

/s/ Terry E. Sanford Terry E. Sanford	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	January 14, 2011

/s/ J. Bradley Green J. Bradley Green	Director	January 14, 2011

SIGNATURES AND POWER OF ATTORNEY
Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Houston, State of Texas, on January 14, 2011.

Carriage Merger II, Inc.
/s/ Terry E. Sanford
Terry E. Sanford
Executive Vice President and Chief Financial Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Terry E. Sanford and J. Bradley Green, and each of them acting individually, as his or her true and lawful attorney-in-fact and agent, with full power of each to act alone, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments and any related registration statements filed pursuant to Rule 462 and otherwise), and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that all said attorneys-in-fact and agents, or any of them or their substitute or resubstitute, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title with Carriage Merger II, Inc.	Date

/s/ Melvin C. Payne Melvin C. Payne	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	January 14, 2011

/s/ Terry E. Sanford Terry E. Sanford	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	January 14, 2011

/s/ J. Bradley Green J. Bradley Green	Director	January 14, 2011

SIGNATURES AND POWER OF ATTORNEY
Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Houston, State of Texas, on January 14, 2011.

Carriage Florida Holdings, Inc.
/s/ Terry E. Sanford
Terry E. Sanford
Executive Vice President and Chief Financial Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Terry E. Sanford and J. Bradley Green, and each of them acting individually, as his or her true and lawful attorney-in-fact and agent, with full power of each to act alone, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments and any related registration statements filed pursuant to Rule 462 and otherwise), and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that all said attorneys-in-fact and agents, or any of them or their substitute or resubstitute, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title with Carriage Florida Holdings, Inc.	Date

/s/ Melvin C. Payne Melvin C. Payne	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	January 14, 2011

/s/ Terry E. Sanford Terry E. Sanford	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	January 14, 2011

/s/ J. Bradley Green J. Bradley Green	Director	January 14, 2011

SIGNATURES AND POWER OF ATTORNEY
Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Houston, State of Texas, on January 14, 2011.

Cloverdale Park, Inc.
/s/ Terry E. Sanford
Terry E. Sanford
Executive Vice President and Chief Financial Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Terry E. Sanford and J. Bradley Green, and each of them acting individually, as his or her true and lawful attorney-in-fact and agent, with full power of each to act alone, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments and any related registration statements filed pursuant to Rule 462 and otherwise), and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that all said attorneys-in-fact and agents, or any of them or their substitute or resubstitute, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title with Cloverdale Park, Inc.	Date

/s/ Melvin C. Payne Melvin C. Payne	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	January 14, 2011

/s/ Terry E. Sanford Terry E. Sanford	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	January 14, 2011

/s/ J. Bradley Green J. Bradley Green	Director	January 14, 2011

SIGNATURES AND POWER OF ATTORNEY
Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Houston, State of Texas, on January 14, 2011.

Cataudella Funeral Home, Inc.
/s/ Terry E. Sanford
Terry E. Sanford
Executive Vice President and Chief Financial Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Terry E. Sanford and J. Bradley Green, and each of them acting individually, as his or her true and lawful attorney-in-fact and agent, with full power of each to act alone, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments and any related registration statements filed pursuant to Rule 462 and otherwise), and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that all said attorneys-in-fact and agents, or any of them or their substitute or resubstitute, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title with Cataudella Funeral Home, Inc.	Date

/s/ Melvin C. Payne Melvin C. Payne	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	January 14, 2011

/s/ Terry E. Sanford Terry E. Sanford	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	January 14, 2011

/s/ J. Bradley Green J. Bradley Green	Director	January 14, 2011

Carriage Services, Inc.
Exhibit Index
The following is a list of exhibits filed as a part of this registration statement.

4.1+	Form of Senior Debt Indenture

4.2+	Form of Subordinated Debt Indenture

5.1+	Opinion of Haynes and Boone, LLP

5.2+	Opinion of J. Bradley Green, Executive Vice President, General Counsel and Secretary to Carriage Services, Inc.

12.1+	Statement Regarding the Computation of Ratio of Earnings to Fixed Charges.

23.1	Consent of Haynes and Boone, LLP (included in Exhibit 5.1)

23.2	Consent of J. Bradley Green (included in Exhibit 5.2)

23.3+	Consent of KPMG LLP.

24.1	Power of Attorney (included on the signature pages of this Registration Statement).

*	We will file as an exhibit to a Current Report on Form 8-K (i) any underwriting, remarketing or agency agreement relating to the securities offered hereby, (ii) the instruments setting forth the terms of any debt securities, preferred stock or warrants, (iii) any additional required opinions of counsel with respect to the legality of the securities offered hereby, (iv) any required opinion of counsel of Carriage Services, Inc. as to certain tax matters relative to the securities offered hereby, or (v) any Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of the applicable trustee.

+	Filed herewith